------------------------------------------------------------------------------

      As filed with the Securities and Exchange Commission on July 20, 1999

                                          Registration Statement No. 333-78143

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
         --------------------------------------------------------------

                                 AMENDMENT NO. 1
                                       TO
                              FORM S-3 AND FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
         --------------------------------------------------------------
                            MARVEL ENTERPRISES, INC.
                            MARVEL ENTERPRISES, INC.
                           MEI HOLDING COMPANY F CORP.
                           MEI HOLDING COMPANY S CORP.
                                    MRV, INC.
                             MARVEL CHARACTERS, INC.
                        MARVEL ENTERTAINMENT GROUP, INC.
                         MARVEL RESTAURANT VENTURE CORP.
           (Exact Name of Registrants as Specified in their Charters)

            Delaware                          2721, 3942                 13-3711775
            Delaware                          2721, 3942                 23-0586080
            Delaware                          2721, 3942                 56-1684126
            Delaware                          2721, 3942                 13-3721470
            Delaware                          2721, 3942                 13-3841782
            Delaware                          2721, 3942                 94-3024816
            Delaware                          2721, 3942                 13-3812574
(State or Other Jurisdiction of      (Primary Standard Industrial        (I.R.S. Employer
 Incorporation or Organization)      Classification Code Number)      Identification Number)


                          c/o Marvel Enterprises, Inc.
                              387 Park Avenue South
                            New York, New York 10016
                                 (212) 696-0808

               (Address, Including Zip Code and Telephone Number,
        Including Area Code, of Registrants' Principal Executive Offices)


                                 F. Peter Cuneo
                      President and Chief Executive Officer
                            Marvel Enterprises, Inc.
                              387 Park Avenue South
                            New York, New York 10016
                                 (212) 696-0808

            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)


                              --------------------

                                    copy to:
                             John N. Turitzin, Esq.
                                Battle Fowler LLP
                               75 East 55th Street
                            New York, New York 10022
                                 (212) 856-7000


           Approximate date of commencement of proposed sale of the securities to public: As soon as practicable after the Registration Statement becomes effective.
           If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [X]

           The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

824915.10

EXPLANATORY NOTE


           This Registration Statement contains two prospectuses. The first prospectus, which immediately follows this paragraph, relates to the exchange offer, as explained below. The second prospectus, which follows the first prospectus, relates to certain market-making activities with respect to the Exchange Notes which may, from time to time, be carried out by Morgan Stanley & Co. Incorporated.




824915.10

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JULY 20, 1999


PROSPECTUS


                                  $250,000,000
                                Offer to Exchange
                            12% Senior Notes Due 2009
                      which have been registered under the
                             Securities Act of 1933
                           for any and all outstanding
                            12% Senior Notes Due 2009
                                       of
                            MARVEL ENTERPRISES, INC.

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
             NEW YORK CITY TIME, ON AUGUST 20, 1999, UNLESS EXTENDED

           This Prospectus and the accompanying Letter of Transmittal relate to the proposed offer by Marvel Enterprises, Inc. (the "Company") to exchange up to $250,000,000 aggregate principal amount of its new 12% notes due 2009 for any and all of its outstanding 12% notes due 2009 (the "Exchange Offer"). The outstanding notes, which we refer to as the "Restricted Notes," have certain transfer restrictions. The offer of the new notes, which we refer to as the "Exchange Notes," has been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, therefore, the Exchange Notes will not have those restrictions. The Exchange Notes will be identical to the Restricted Notes in all other material respects, and will be issued under the same indenture that governs the Restricted Notes. The Exchange Notes and the Restricted Notes together are referred to as the "Notes." See "Description of the Notes."

           We are making the Exchange Offer in order to satisfy certain of our obligations under the registration rights agreement that we executed in connection with the sale of the Restricted Notes. Upon completion of the Exchange Offer, we expect to have no further obligations to any of our noteholders under the registration rights agreement, except under certain limited circumstances.

     o The Exchange Offer expires at 5:00 p.m., New York City time, on August 20, 1999, unless extended.

     o All Restricted Notes that are tendered and not withdrawn before the expiration of the Exchange Offer will be exchanged promptly upon consummation of the Exchange Offer.

     o There should be no United States federal income tax consequences to holders of Restricted Notes who exchange Restricted Notes for Exchange Notes pursuant to the Exchange Offer.

     o Holders of Restricted Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Restricted Notes not exchanged in the Exchange Offer will remain outstanding under the indenture under which they were issued and will be to subject to certain transfer restrictions.

     o The Company does not intend to apply for listing of the Exchange Notes on any securities exchange or to arrange for them to be quoted on any quotation system.

824915.10

           Each holder of Restricted Notes wishing to accept the Exchange Offer must deliver the Restricted Notes to be exchanged, together with the Letter of Transmittal that accompanies this Prospectus and any other required documentation, to the exchange agent identified in this Prospectus. Alternatively, you may effect a tender of Restricted Notes by book-entry transfer into the exchange agent's account at The Depository Trust Company. All deliveries are at the risk of the holder. You can find detailed instructions concerning delivery under "The Exchange Offer" in this Prospectus and in the accompanying Letter of Transmittal.

           The Company has not entered into any arrangements or understandings with any person to distribute the Exchange Notes to be received in the Exchange Offer.

           The Company will not receive any proceeds from the Exchange Offer. The Company will pay all the expenses incident to the Exchange Offer. Tenders of Restricted Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the expiration of the Exchange Offer. In the event the Company terminates the Exchange Offer and does not accept for exchange any Restricted Notes, the Company will promptly return all previously tendered Restricted Notes to their holders.

           This Exchange Offer is not being made to, nor will tenders of Restricted Notes be accepted from, holders of Restricted Notes in any jurisdiction in which the Exchange Offer or its acceptance is unlawful.

            For more information about the Exchange Offer, see "The Exchange Offer."

           Investing in the Notes involves risks. See "Risk Factors" beginning on page 12 of this Prospectus.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

           You should read this entire Prospectus and the accompanying Letter of Transmittal and related documents and any amendments or supplements carefully before making your decision to participate in the Exchange Offer.

           You should rely only on the information provided or incorporated by reference in this Prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of this Prospectus. Neither the delivery of this Prospectus or an accompanying Letter of Transmittal, nor any exchange made pursuant to this Prospectus, shall under any circumstances create an implication that the information contained in this Prospectus is correct as of any date subsequent to the date of this Prospectus.

                , 1999

824915.10

                           FORWARD-LOOKING STATEMENTS

           This Prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We have based these statements on our beliefs and assumptions, based on information currently available to us. These forward-looking statements are subject to risks and uncertainties.

           Forward-looking statements are not guarantees of performance. Our future results and requirements may differ materially from those described in the forward-looking statements. Many of the factors that will determine these results and requirements are beyond our control. You should consider the risks and uncertainties discussed under "Risk Factors" and, among others, the following:

           o         our potential need for additional financing,

           o our potential inability to integrate the operations of Marvel Entertainment Group, Inc. with those of Toy Biz, Inc.,

           o our potential inability to successfully implement our business strategy,

           o a decrease in the level of media exposure or popularity of our characters resulting in declining revenues from products based on those characters,

           o the lack of commercial success of properties owned by major entertainment companies that have granted us toy licenses,

           o the lack of consumer acceptance of new product introductions,

           o the imposition of quotas or tariffs on toys manufactured in China as a result of a deterioration in trade relations between the U.S. and China,

           o         changing consumer preferences,

           o         production delays or shortfalls,

           o continued pressure by certain of our major retail customers to significantly reduce their toy inventory levels,

           o the impact of competition and changes to the competitive environment on our products and services,

           o changes in technology (including uncertainties associated with Year 2000 compliance),

           o         changes in governmental regulation, and

           o other factors detailed from time to time in our filings with the Securities and Exchange Commission (the "Commission").

           These forward-looking statements speak only as of the date of this Prospectus. We do not intend to update or revise any forward-looking statements to reflect events or circumstances after the date of this Prospectus, including changes in our business strategy or planned capital expenditures, or to reflect the occurrence of unanticipated events.


824915.10
                                        3

                       WHERE YOU CAN FIND MORE INFORMATION

           In connection with the Exchange Offer, the Company has filed with the Commission a registration statement, under the Securities Act, relating to the Exchange Notes. As permitted by the Commission's rules, this Prospectus omits certain information included in the registration statement. For a more complete understanding of the Exchange Offer, you should refer to the registration statement, including its exhibits.

           We also file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any document we file at the Commission's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public from the Commission's Website at "http://www.sec.gov." Our common stock is listed on the New York Stock Exchange. You can obtain information about us from the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

           The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make, within 180 days after the expiration of the Exchange Offer, with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

           1. Our Annual Report on Form 10-K for the year ended December 31, 1998, and the amendment to that report on Form 10-K/A;

           2. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

           3. Our Current Reports on Form 8-K filed with the Commission on February 4, 1999, February 24, 1999, February 25, 1999, March 10, 1999 and July 20, 1999 and our Current Report on Form 8-K/A-2 filed with the Commission on November 25, 1998 (which incorporates by reference the consolidated financial statements included in Marvel Entertainment Group, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1997 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998);

           4. The descriptions of our common stock and preferred stock contained in our Registration Statements on Form 8-A filed on October 2, 1998 (SEC File Nos. 001- 13638 and 000-24937);

           5. The section entitled "THE MARVEL PROPOSALS -- Securities to be Issued and Transferred under the Plan" on pages 82 -87 of our Proxy Statement on Schedule 14A (SEC File No. 001-13638), as filed with the Commission on August 13, 1998, which includes descriptions of our common stock and preferred stock;

           6. The section entitled "INFORMATION CONCERNING MARVEL" on pages 29-37 of the Proxy Statement described in the preceding paragraph, which includes information concerning Marvel Entertainment Group, Inc.; and

           7. The consolidated financial statements and schedule contained in the Annual Report of Marvel Entertainment Group, Inc. on Form 10-K/A for the year ended December 31, 1997.

824915.10
                                        4

           You may request a copy of these filings, at no cost, by writing us at the following address: Marvel Enterprises, Inc., 387 Park Avenue South, New York, New York 10016, Attention: William H. Hardie, III, Corporate Secretary, or calling us at (212) 696-0808. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this Prospectus.

           To obtain timely delivery of any copies of filings requested, please write or telephone no later than August 10, 1999, ten days prior to the expiration of the Exchange Offer.



824915.10
                                        5

                                TABLE OF CONTENTS

                                                                           Page
FORWARD-LOOKING STATEMENTS....................................................3
WHERE YOU CAN FIND MORE INFORMATION...........................................4
PROSPECTUS SUMMARY............................................................7
RISK FACTORS.................................................................12
RATIO OF EARNINGS TO FIXED CHARGES...........................................19
THE EXCHANGE OFFER...........................................................20
DESCRIPTION OF THE NOTES.....................................................32
PLAN OF DISTRIBUTION.........................................................66
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS......................67
LEGAL MATTERS................................................................70
EXPERTS......................................................................71




824915.10
                                        6

                               PROSPECTUS SUMMARY

           Because this is a summary, it does not contain all the details that may be important to you. You should read this entire Prospectus carefully before you invest.

About Marvel Enterprises, Inc.

           We are an entertainment company. We operate in the licensing, comic book publishing and toy businesses. We own the copyrights to over 3,500 fictional characters, including Spider-Man, X-Men, Captain America, Fantastic Four and The Incredible Hulk.

           Our company was called "Toy Biz, Inc." until October 1, 1998. On that day, we acquired Marvel Entertainment Group, Inc., which had been in bankruptcy since December 1996, and changed our name to Marvel Enterprises, Inc. When we use the term "MEG" in this Prospectus, we are referring to Marvel Entertainment Group. The term "Toy Biz, Inc." refers to our company before we acquired MEG. Our acquisition of MEG was part of a plan of reorganization for Marvel Entertainment Group that was proposed, and ultimately confirmed by the court, in Marvel Entertainment Group's bankruptcy case. The transactions consummated on October 1, 1998 in connection with our acquisition of MEG and MEG's emergence from bankruptcy are referred to in this Prospectus as the "Reorganization."

           We operate through the following three business divisions:

           1. Marvel Licensing. Marvel Licensing licenses our characters for use in television programs, motion pictures, destination-based entertainment (such as theme parks), on-line media and other consumer products.

           2. Marvel Publishing. Marvel Publishing is one of the world's leading publishers of comic books. We believe that our characters are among the oldest and most recognizable in the entertainment industry. Marvel Publishing has published comic books based upon our characters for over 60 years, including some of the world's most popular comic book titles.

           3. Toy Biz. Toy Biz designs, develops, markets and distributes both innovative and traditional toys in the United States and internationally. Our toy products fall into three categories: toys based on our characters, proprietary toys designed and developed by us, and toys based on properties licensed to us by third parties.

           We sold our Fleer/SkyBox sports and entertainment trading card business in February 1999, an event we refer to in this Prospectus as the "Fleer Sale." We intend to dispose of our Panini activity stickers and adhesive paper business, conducted through our wholly-owned subsidiary Panini S.p.A., in 1999.

           Our executive offices are located at 387 Park Avenue South, New York, New York 10016 and our telephone number is (212) 696-0808.


824915.10
                                        7

                               THE EXCHANGE OFFER

Securities Offered.......   Up to $250,000,000 aggregate principal amount of the
                            Exchange Notes. The terms of the Exchange Notes and the Restricted Notes are identical in all material respects, except the offer of the Exchange Notes has been registered under the Securities Act and, therefore, the Exchange Notes will not be subject to certain transfer restrictions. In addition, the Exchange Notes will not be subject to the registration rights and related special interest provisions applicable to the Restricted Notes.

The Exchange Offer.......   We are offering, upon the terms and subject to the
                            conditions of the Exchange Offer, to exchange $1,000
                            principal amount of Exchange Notes for each $1,000 principal amount of Restricted Notes. See "The
                            Exchange Offer" for a description of the procedures for tendering the Restricted Notes. The issuance of the Exchange Notes is intended to satisfy certain of our obligations contained in the registration rights agreement.

Tenders; Expiration Date;
Withdrawal...............   The Exchange Offer will expire at 5:00 p.m., New
                            York City time, on August 20, 1999, or such later date and time to which it is extended (the
                            "Expiration Date"). The tender of Restricted Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any
                            Restricted Notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the Exchange Offer.

Federal Income Tax
Considerations...........   The exchange pursuant to the Exchange Offer will not
                            result in any income, gain or loss to the holders of Restricted Notes (the "Holders") or us for United
                            States federal income tax purposes. See "Certain
                            United States Federal Income Tax Considerations."

Use of Proceeds..........   There will be no proceeds to us from the exchange
                            pursuant to the Exchange Offer.

Exchange Agent..........    IBJ Whitehall Bank & Trust Company is serving as
                            Exchange Agent in connection with the Exchange
                            Offer.


                   CONSEQUENCES OF EXCHANGING RESTRICTED NOTES
                         PURSUANT TO THE EXCHANGE OFFER

         Based upon interpretations contained in letters issued to third parties by the staff of the Commission, we believe that any Holder of Restricted Notes (other than a broker-dealer, as set forth below, or any Holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) who exchanges its Restricted Notes for Exchange Notes pursuant to the Exchange Offer may transfer those Exchange Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided the Exchange Notes are acquired in the ordinary course of the Holder's business and the Holder has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes. A Holder wishing to accept the Exchange Offer must represent to us in the Letter of Transmittal that those conditions have been met.

824915.10
                                        8

A Holder wishing to accept the Exchange Offer who is not a broker-dealer, or who is not receiving Exchange Notes for its own account in exchange for Restricted Notes, must also represent that it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must represent that the Restricted Notes it tendered for the Exchange Notes were acquired as a result of market-making activities or other trading activities. The broker-dealer must also acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         This Prospectus, as it may be amended or supplemented from time to time, may be used by any broker-dealer (other than an affiliate of the Company) in connection with resales of Exchange Notes received in exchange for Restricted Notes where those Restricted Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the Expiration Date, we will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

         To comply with the securities laws of certain jurisdictions, it may be necessary to qualify the Exchange Notes for sale, or to register them, in such jurisdictions prior to offering or selling them. We do not currently intend to qualify the Exchange Notes for sale, or to register them, in any such jurisdictions.

         If a Holder does not exchange its Restricted Notes for Exchange Notes pursuant to the Exchange Offer, those Restricted Notes will continue to be subject to transfer restrictions. In general, the Restricted Notes may not be offered or sold, unless the offer or sale is registered under the Securities Act or exempt from the registration requirements of the Securities Act and applicable state securities laws.

         Any Holder who tenders its Restricted Notes in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of Exchange Notes will not be able to rely on the position of the staff of the Commission contained in Exxon Capital Holdings Corporation (available May 13, 1988) or similar no-action letters. In the absence of an exemption from such no-action letters, any Holder must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Failure to comply with those requirements may result in the Holder incurring liability under the Securities Act for which the Holder is not indemnified by us.

         See "The Exchange Offer."

         We have not entered into any arrangements or understandings with any person to distribute the Exchange Notes to be received in the Exchange Offer.


                    SUMMARY DESCRIPTION OF THE EXCHANGE NOTES

         The terms of the Exchange Notes and the Restricted Notes are identical in all material respects, except that the offer of the Exchange Notes will have been registered under the Securities Act and, therefore, the Exchange Notes will not be subject to certain transfer restrictions. In addition, the Exchange Notes will not have the benefit of the registration rights and certain provisions providing for an increase in the interest rate of the Notes under certain circumstances contained in the registration rights agreement, dated February 25, 1999 (the "Registration Rights Agreement"), which the Company entered into in connection with the offering of the Restricted Notes.



824915.10
                                        9

Notes Offered............   Up to $250,000,000 aggregate principal amount of
                            Exchange Notes.

Maturity.................   June 15, 2009.

Interest.................   Interest will be payable in cash on June 15 and
                            December 15 of each year, beginning June 15, 1999.

Optional Redemption......   We may redeem any of the Exchange Notes beginning on
                            June 15, 2004. The initial redemption price is 106% of their principal amount, plus accrued interest.
                            The redemption price of the Exchange Notes will decline each year after 2004 and will be 100% of their principal amount, plus accrued interest, beginning on June 15, 2007.

                            In addition, before June 15, 2002, we may redeem up to 35% of the aggregate principal amount of Exchange Notes using proceeds from certain sales of our capital stock at 112% of their principal amount, plus accrued interest. We may make such redemption only if at least 65% of the aggregate principal amount of Exchange Notes originally issued remains outstanding after any such redemption.

Change of Control........   Upon a change of control (as defined under
                            "Description of the Notes"), we will be required to make an offer to purchase the Exchange Notes at 101% of their principal amount plus accrued interest. We may not have sufficient funds available at the time of any change of control to make any required debt repayment (including repurchases of the Exchange
                            Notes).

Guarantees...............   The payment of principal and interest on the
                            Exchange Notes will be unconditionally guaranteed on a senior basis jointly and severally by each of the Company's domestic subsidiaries. Such guarantees will rank equally with all other unsecured senior indebtedness of the subsidiary guarantors.

Ranking..................   The Exchange Notes will rank equally with all our
                            existing and future unsecured senior indebtedness.
                            The Exchange Notes will be junior to all of our secured indebtedness, and to all liabilities of our subsidiaries.

Certain Covenants........   The terms of the Exchange Notes will restrict our
                            ability and the ability of certain of our subsidiaries to:

                            o    incur additional indebtedness,

                            o pay dividends or make distributions in respect of capital stock,

                            o    repurchase or redeem capital stock,

                            o make certain investments and other restricted payments,


824915.10
                                       10

                            o    create liens,

                            o enter into transactions with stockholders or affiliates,

                            o    engage in sale-leaseback transactions,

                            o    sell assets,

                            o issue or sell stock of certain subsidiaries, and

                            o    engage in mergers or consolidations.

                            However, these limitations will be subject to a number of important qualifications and exceptions.




824915.10
                                       11

                                  RISK FACTORS


Our substantial indebtedness could interfere with our ability to pay interest and principal on the Notes.

         Our substantial indebtedness could interfere with our ability to pay interest and principal on the Notes. Our indebtedness consists of $250.0 million of Restricted Notes and a guarantee of $27.0 million of the indebtedness of Panini S.p.A. In addition, our secured working capital facility provides for borrowings of up to $60.0 million (subject to borrowing base restrictions).

         The amount of our indebtedness could have important consequences to noteholders, including, but not limited to, the following:

         o our ability to borrow money or sell stock for working capital, capital expenditures, acquisitions, general corporate or other purposes may be limited;

         o a substantial portion of whatever cash we make from our business will be needed to pay the principal of, and interest on, our indebtedness, thereby reducing the funds available to operate our business;

         o we have made promises in our loan agreements that could limit our ability to develop our business and expand; and

         o our indebtedness may make us more vulnerable to economic downturns, limit our ability to withstand competitive pressures and reduce our flexibility in responding to changing business and economic conditions.

         Our ability to pay interest on the Notes, to pay interest on our other indebtedness, to pay principal on the Notes, to repay our other lenders and to operate and grow our business will depend on our operating success, which could be affected by many factors, including general economic conditions and other factors beyond our control. If we do not fulfill the promises that we made in our loan agreements, our lenders could demand that we pay back all the money we owe them under those loan agreements immediately. If the cash we generate by operating our business, together with borrowings expected to be available under our working capital facility, is not sufficient to make required payments under our loan agreements and to cover our other cash requirements, we will need to renegotiate our loan agreements or to refinance all or a portion of our indebtedness or to obtain additional financing. It is possible that we will be unable to renegotiate our loan agreements, refinance that indebtedness or obtain additional financing.

We may need additional financing.

         We believe that the proceeds from the offering of the Restricted Notes, together with our expected cash flow from operations and borrowings expected to be available under our working capital facility, will be sufficient to fund our future growth as contemplated by our business strategy. We cannot assure you, however, that our business will generate the level of cash flow from operations that we expect or that future borrowings will be available to us. If our plans or assumptions change, if our assumptions prove to be inaccurate or if we experience unanticipated costs or competitive pressures, we may need to seek additional capital. We cannot assure you that we will be able to obtain such additional funds. In addition, our working capital facility requires us to comply with various financial and other covenants in order to borrow under the facility. We failed to comply with certain financial and other covenants under the now-terminated $200.0 million bridge loan facility that we obtained from UBS AG, Stamford Branch ("UBS") on October 1, 1998 and the now-terminated revolving credit facility with UBS that we also obtained on October 1, 1998.


824915.10
                                       12

         If we are unable to obtain any additional funds, it could have a material adverse effect on us.

Our financing agreements limit our operating flexibility.

         Both the indenture that governs the Notes and our working capital facility constrict us in ways that may limit our financial success. For instance, they limit our ability to:

         o    incur additional indebtedness;

         o    incur liens;

         o    pay dividends, make investments or make some types of payments;

         o    consummate some types of asset sales;

         o    enter into some types of transactions with affiliates;

         o    merge or consolidate with any other person; or

         o sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets.

         Our working capital facility requires us to satisfy various financial tests. Events beyond our control might cause us to fail those tests. If we fail any of the tests, our working capital facility lenders will have the right to demand that we pay back all the money we owe them at once. If we are unable to repay the money, those lenders might be entitled to sell substantially all our assets, which we expect will be pledged to the lenders to secure our debt.

A significant portion of our cash flow comes from our subsidiaries.

           A significant portion of our operations are conducted through our subsidiaries and a significant portion of our assets are owned by those subsidiaries. Accordingly, our cash flow and consequent ability to meet our obligations will depend, to a significant extent, upon the earnings of those subsidiaries and the availability of those earnings to us by way of dividends, distributions, repayments of advances or loans.

Panini S.p.A. and our other foreign subsidiaries will not guarantee the Notes. Your right to receive payments on the Notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate, or reorganize.

           None of our foreign subsidiaries (including Panini S.p.A.) will guarantee the Notes unless they guarantee other indebtedness. Claims of creditors (including trade creditors) of those subsidiaries may reduce significantly the funds otherwise available from the operations of those subsidiaries. Specifically, in the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

The Notes are unsecured. The claims of certain other parties will have priority over your claims.

           The Notes will be effectively subordinated to all of our secured obligations, including obligations under our secured working capital facility, to the extent of the assets securing such obligations. Our working capital facility is secured by substantially all of our assets (other than our intellectual property and the capital stock of Panini S.p.A.).


824915.10
                                       13

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.

           Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a subsidiary guarantee of the Notes could be voided, or claims in respect of a subsidiary guarantee could be subordinated to all other debts of the subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its subsidiary guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of such subsidiary guarantee and:

           o   was insolvent or rendered insolvent by reason of such incurrence;
               or

           o was engaged in a business or transaction for which the subsidiary guarantor's remaining assets constituted unreasonably small capital; or

           o intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

           In addition, any payment by that subsidiary guarantor pursuant to its subsidiary guarantee could be voided and required to be returned either to the subsidiary guarantor or to a fund for the benefit of the creditors of the subsidiary guarantor.

           The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

           o the sum of its debts, including contingent liabilities, were greater than the fair salable value of all of its assets;

           o if the present fair salable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

           o   it could not pay its debts as they become due.

           On the basis of historical financial information, recent operating history and other factors, we believe that each subsidiary guarantor, after giving effect to its guarantee of the Notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. A court, however, might not agree with our conclusions in this regard.

A significant portion of our assets are intangible assets and may not be sufficient to repay all of our indebtedness (including the Notes) if secured creditors foreclose on the assets pledged to them.

           A significant portion of our assets consist of copyrights, trademarks, licenses, goodwill and certain other intangibles. These assets comprised $487.7 million of our $689.9 million of total assets at December 31, 1998, resulting in negative tangible net worth of $304.1 million. The value of these assets could be reduced materially in the future due to changing consumer preferences, our failure to implement our business strategy, competition and other future trends. As a result, our assets may not be sufficient to repay all of our indebtedness (including the Notes) if secured creditors foreclose on the assets pledged to them or if we are forced to dispose of our assets to meet our obligations.


824915.10
                                       14

Licensing of our intellectual property rights to third parties reduces the value of those rights in the event of an asset disposition.

           Our business strategy is to generate revenue by licensing the right to use our characters to third parties. This strategy requires us to surrender some or all of the rights to our characters for varying periods of time. If we are forced to dispose of our assets to meet our obligations under the Notes (or other indebtedness), the value we receive for our characters could be reduced to the extent we have granted rights over those characters to third parties.

           In addition, as part of our licensing strategy, we may receive non-cash consideration for licensing the right to use our characters to third parties. Non-cash consideration may not provide a cash stream to enable us to service our obligations under the Notes (or other indebtedness). In addition, any non-cash consideration may involve considerable credit risk, may not be convertible into cash and may have no value upon sale.

The financial data of MEG has limited use in evaluating our future performance.

         The financial data of MEG is not indicative of our future performance due to several factors, including: (1) the effects of MEG's acquisition of Panini S.p.A. on September 1, 1994; (2) MEG's consolidation of its financial statements with those of Toy Biz, Inc. from March 2, 1995 (the date of Toy Biz, Inc.'s initial public offering) through June 30, 1997 (the results of operations of Toy Biz, Inc. after June 30, 1997 are not included in MEG's statement of operations data); (3) the effects of MEG's acquisition of SkyBox International Inc. on April 27, 1995; (4) MEG's commencement of bankruptcy proceedings on December 27, 1996; (5) the Reorganization; (6) the Fleer Sale and (7) the intended disposition of the Panini business. As a result, there is limited financial and operating data of MEG for a potential investor to evaluate.

We might not be able to integrate the businesses of Toy Biz, Inc. and MEG.

         Our future success will depend in part on our ability to effectively integrate the businesses of Toy Biz, Inc. and MEG. This process may require a disproportionate amount of time and attention of our management, financial and other resources. Although we believe that we have the opportunity for synergies and cost savings, the timing or amount of synergies or cost savings that may ultimately be attained is uncertain. Some of the anticipated benefits of the combination may not be achieved if our operations are not successfully integrated in a timely manner. The difficulties of that integration may initially be increased by the necessity of coordinating and integrating personnel with different business backgrounds and corporate cultures. We might not be able to integrate effectively Toy Biz, Inc.'s and MEG's operations. If we are not successful in this combination, if the combination takes longer than anticipated, or if the integrated operations fail to achieve market acceptance, our business could be adversely affected. In addition, implementation of our business strategy will be subject to numerous other contingencies beyond our control, including, among others, general and regional economic conditions, interest rates, competition, and the ability to attract and maintain skilled employees. As a result, the combination might not be successful, our business strategies might not be effective and we might not be able to achieve our goals.

There have been declines in many of our lines of business in recent periods.

         In recent years there has been a decline in many of our businesses, and that decline may continue. In 1995 and 1996, there was an overall decline in MEG's core publishing business, its licensing business and its sports and entertainment trading card business which had a material adverse effect on MEG. This decline, along with the substantial indebtedness incurred by MEG in connection with its acquisition program, ultimately led MEG to file for bankruptcy protection in 1996. MEG's publishing revenues, along with those of the overall comic book industry, declined primarily as a result of reduced readership, lower speculative purchases and lower selling prices, which in turn caused a contraction in the number of comic book specialty stores. These store closings further hurt MEG's net publishing revenues. In 1997 and 1998, MEG's publishing revenues continued

824915.10
                                       15
to decline due to these reasons and MEG's decision to eliminate unprofitable comic book titles. We do not expect publishing revenues to return to pre-bankruptcy levels.

         MEG's licensing revenues declined significantly from pre-bankruptcy levels. These revenues decreased from $54.7 million in 1995 to $15.1 million in 1998. There can be no assurance that our licensing revenues will reach MEG's pre-bankruptcy levels.

         The bankruptcy of MEG also caused a decline in our toy business because a substantial portion of our toy products were based on characters licensed to us by MEG. Our toy business might not return to its pre-bankruptcy levels. In addition, during the fourth quarter of 1998, our operations were hurt by the decision of Toys 'R' Us, one of our major customers, to significantly reduce its toy inventory levels.

         Our net toy sales were $221.6 million, $150.8 million and $212.4 million in 1996, 1997 and 1998, respectively, while our toy operating income
(loss) was $27.2 million, $(49.3) million and $(18.7) million, respectively, for such periods. MEG's revenues (including the Fleer/SkyBox sports and entertainment trading card and Panini activity sticker and adhesive paper businesses) were $745.5 million, $471.7 million and $273.5 million in 1996, 1997 and the nine months ended September 30, 1998, respectively, while its operating loss was $(386.3) million, $(191.4) million and $(2.3) million, respectively, for such periods.

         We believe the sales and the profitability of each of our businesses have been hurt by concerns about the effect of MEG's bankruptcy proceedings among customers and others with whom we do business. While we believe that the consummation of MEG's plan of reorganization has alleviated these concerns, our sales and profitability might continue to be adversely affected.

We might not be able to successfully implement our business strategy.

         Our ability to pay interest and principal on the Notes depends on the success of our business strategy. Our strategy is to increase the media exposure of our characters by licensing our characters for feature films, television programming and other media. We believe that this kind of media exposure increases consumer awareness and the popularity of our characters and generates increased sales of our comic books and toys, as well as licensed products based on our characters. We have granted, and expect to grant, licenses to produce feature films and television programming based on our characters. However, whether any feature films or television programming are actually made, released or broadcast, and the timing of release or broadcast, if any, is outside of our control. In the past, we have granted licenses to produce feature films based on many of our key characters, including Spider-Man, X-Men, Captain America, Fantastic Four, The Incredible Hulk, Iron Man, Daredevil and Silver Surfer. To date, no feature films based on these characters have been released. If a feature film or television programming is released or broadcast, we cannot provide any assurances that such film or programming will be successful or that such film or programming will result in increased demand for licensing and toys based on our characters. If we overestimate the demand for Marvel-based toys, we may have a large inventory of toys which we cannot sell or must mark down to sell, and therefore our financial results could be materially impacted. While we have over 3,500 characters, we have fewer than 20 which are very well known by a broad group of consumers.

Our customer base for toys is concentrated.

         Like other toy makers, we are dependent upon toy retailers and mass merchandisers to distribute our products. The retail toy business is highly concentrated. The five largest customers for our toy products accounted in the aggregate for approximately 66% of our total toy sales in 1998. An adverse change in, or termination of, our relationship with one or more of our major customers could have a material adverse effect on us. In recent years, the retail chain store industry, and the toy retail industry in particular, have undergone significant consolidation. To the extent that this consolidation continues, our distribution base could shrink,

824915.10
                                       16
thereby concentrating an even greater percentage of our sales in a smaller number of retailers and increasing the remaining toy retailers' ability to negotiate more favorable terms and prices from us.

Toy retailers' inventory management systems could cause us to produce the wrong amount of toy products.

         Each of our five top toy customers uses, to some extent, inventory management systems which track sales of particular products and rely on reorders being rapidly filled by suppliers like us, rather than on large inventories being maintained by the retailers themselves. These systems increase pressure on us to fill orders promptly. The systems also shift a portion of retailers' inventory risk onto us. Our production of excess products to meet anticipated retailer demand could result in markdowns and increased inventory carrying costs for us on even our most popular items. For instance, we believe that our operations were negatively impacted in the fourth quarter of 1998 by the decision of Toys 'R' Us, one of our major customers, to significantly reduce its toy inventory levels. If we fail to anticipate a high demand for our products, however, we face the risk that we may be unable to provide adequate supplies of popular toys to retailers in a timely fashion, particularly during the Christmas season, and may consequently lose sales.

We are vulnerable to changing consumer preferences.

         Our new and existing toy products are subject to changing consumer preferences. Most of our toy products can be successfully marketed for only a limited period. In particular, toys based on feature films are in general successfully marketed for only a year or two following the film's release. Existing product lines might not retain their current popularity or new products developed by us might not meet with the same success as our current products. We might not accurately anticipate future trends or be able to successfully develop, produce and market products to take advantage of market opportunities presented by those trends. Part of our strategy is to make toys based on the anticipated success of feature film releases and TV show broadcasts. If these releases and broadcasts are not successful, we may not be able to sell these toys profitably, if at all. In addition, we derive a substantial portion of our revenues from a limited number of popular toys. In particular, we expect products based on our World Championship Wrestling license to generate a significant portion of our operating income during the next several years. If these products are not successful, it could have a material adverse effect on us.

We depend on toy manufacturers in China.

         A large number of our toy products are manufactured in China, which subjects us to risks of currency exchange fluctuations, transportation delays and interruptions, and political and economic disruptions. Our ability to obtain products from our Chinese manufacturers is dependent upon the United States' trade relationship with China. The "most favored nation" status of China, which is reviewed annually by the United States government, is a regular topic of political controversy. The loss of China's "most favored nation" status would increase the cost of importing products from China significantly, which could have a material adverse effect on us. The imposition of further trade sanctions on China could result in significant supply disruptions or higher merchandise costs to us. We might not be able to find alternate sources of manufacturing outside China on acceptable terms even if we want or need to. Our inability to find those alternate sources could have a material adverse effect on us.

         We purchase goods from manufacturers in China mostly in Hong Kong dollars and, accordingly, fluctuations in Hong Kong monetary rates may have an impact on our cost of goods. In recent years, the value of the Hong Kong dollar has been tied to the value of the United States dollar, eliminating fluctuations between the two currencies. The Hong Kong dollar, however, might not continue to be tied to the United States dollar. Furthermore, appreciation of Chinese currency values relative to the Hong Kong dollar could increase our cost of products manufactured in China and harm our business.


824915.10
                                       17

Our toy business is seasonal.

         Unlike many industries, the toy industry tends to be seasonal. Our annual operating performance depends, in large part, on our sales of toys during the relatively brief Christmas selling season. During 1996, 1997 and 1998, 64%, 67% and 60%, respectively, of our domestic net toy sales were realized during the second half of the year. We expect that our toy business will continue to experience a significant seasonal pattern for the foreseeable future. This seasonal pattern requires significant use of working capital mainly to build inventory during the year, prior to the Christmas selling season, and requires accurate forecasting of demand for our products during the Christmas selling season.

We must often make advance payments and guarantee royalties under licenses that we acquire.

         When we obtain licenses from others to manufacture products based on their characters, we are often required to pay significant non-refundable advances or to guarantee significant minimum royalty payments without knowing whether the characters will be popular. If a character does not turn out to be popular, the non-refundable advances and guaranteed minimum royalties might cause us to lose a significant amount of money on the license.

We depend on a single direct market comic book distributor.

         We distribute our comic book publications to the direct market through the only major comic book distributor. The direct market accounted for approximately 81% of Marvel Publishing's net publishing revenues in 1998. As a result, a termination of our agreement with that distributor could significantly disrupt our publishing operations. Our agreement with the distributor is for a term of three-and-a-half years and automatically renews for succeeding one-year periods unless terminated by either party. Either party also has the right to terminate upon the happening of certain events. We believe that the termination of the current distribution agreement would not have a long-term material adverse effect on us.

We depend on our key personnel.

         We depend to a substantial extent upon the expertise and services of our senior management personnel and upon the expertise and services of Avi Arad, who is our Chief Creative Officer, the President and Chief Executive Officer of our film and television production operations, and one of our directors. Virtually all of our toy products are the result of inventions by Mr. Arad or are products in which Mr. Arad played a significant development role. The loss of Mr. Arad's services could have a material adverse effect on us. In addition, the loss of the services of any of our other senior management personnel also could have a material adverse effect on us. The Company does not currently maintain key-man life insurance on any of its personnel.

We have not yet achieved Year 2000 compliance.

         Through March 31, 1999, we incurred Year 2000 ("Y2K") conversion costs of approximately $1.5 million, primarily for our Toy Biz division, and we expect to incur an additional $1.0 million in 1999. We are utilizing both internal and external resources to upgrade or replace our software for Y2K compliance. We anticipate completing the Y2K project for all our divisions by October 31, 1999.

         During MEG's bankruptcy, the Marvel Licensing and Marvel Publishing divisions had received only nominal Y2K conversion attention. We have placed all our divisions on an accelerated program and have enlisted full time external project management resources to supplement our efforts.

         A weekly steering committee now monitors the Y2K program against its primary goal of critical system remediation across three key areas: 1) enterprise software for basic accounting and order execution; 2) legacy

824915.10
                                       18
and infrastructure remediation (i.e. remaining systems, PCs, telephones); and 3) third party (customers, vendors) status and contingency planning. A quality assurance program will be initiated in the third quarter.

         The cost of the project and the date on which we will complete the Y2K modifications are only estimates. We are currently not aware of any material issues of Y2K non-compliance with our customers and suppliers. The worst-case scenarios would be manual performance of all accounting functions and the loss of relationships with major customers because of the inability of our computers to interface with theirs. We have not yet developed a contingency plan to assess the likelihood of, and to address, the worst-case scenarios. If the Y2K project is not completed on a timely basis, or if our customers or suppliers fail to address all the Y2K issues, it could have a material adverse impact on our operations. We currently believe that the Y2K issue will not pose significant operational problems for our computer systems.

There is no existing public market for the Notes.

         Although holders of Exchange Notes who are not "affiliates" of the Company within the meaning of the Securities Act may resell or otherwise transfer their Exchange Notes without compliance with the registration requirements of the Securities Act, there is no existing market for the Exchange Notes, and there can be no assurance as to the liquidity of any markets that may develop for the Exchange Notes, the ability of holders of Exchange Notes to sell their Exchange Notes or the prices at which holders would be able to sell their Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities.

Failure to exchange Restricted Notes will result in continued restrictions on transfer.

         Holders of Restricted Notes who do not exchange their Restricted Notes for Exchange Notes under the Exchange Offer will continue to be restricted in their ability to transfer their Restricted Notes. In general, the Restricted Notes may not be offered or sold unless they are registered under the Securities Act. We do not intend to register the Restricted Notes under the Securities Act.


                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                       Three Months
                                                         Year Ended December 31,                     Ended March 31,
                                      ---------------------------------------------------------------------------------
                                           1994         1995       1996        1997        1998            1999
                                           ----         ----       ----        ----        ----            ----
Ratio of Earnings to Fixed Charges         16.2x       71.8x      73.1x         --          --             1.2x
                                      =================================================================================

         For the purposes of the ratio of earnings to fixed charges, earnings were calculated by adding pretax income, interest expense and the portion of rents representative of an interest factor. Fixed charges consist of interest expense and the portion of rents representative of an interest factor. For the years ended December 31, 1997 and 1998, the Company's earnings were insufficient to cover its fixed charges by approximately $49.7 million and $28.2 million, respectively. The ratio of earnings to fixed charges for the year ended December 31, 1998 is not comparable with prior periods due to the Company's acquisition of MEG on October 1, 1998.



824915.10
                                       19

                               THE EXCHANGE OFFER

Reason for the Exchange Offer

         The Company initially sold the Restricted Notes on February 25, 1999 to Morgan Stanley & Co. Incorporated and Warburg Dillon Read LLC, collectively referred to herein as the "Placement Agents," pursuant to a placement agreement, dated February 17, 1999, among the Company, certain of its subsidiaries as guarantors, and the Placement Agents. The Placement Agents subsequently placed the Restricted Notes:

         o to qualified institutional buyers in accordance with the provisions of Rule 144A under the Securities Act, and

         o outside the United States in accordance with the provisions of Regulation S under the Securities Act.

         In connection with the offering of the Restricted Notes, the Company, certain of its subsidiaries as guarantors, and the Placement Agents entered into the Registration Rights Agreement, in which the Company and the guarantors agreed, among other things:

         o to use their best efforts to file with the Commission a registration statement relating to an Exchange Offer for the Restricted Notes;

         o to use their best efforts to cause the Exchange Offer registration statement to be declared effective under the Securities Act and to remain effective until the consummation of the Exchange Offer;

         o upon the effectiveness of the Exchange Offer registration statement, to offer the holders of the Restricted Notes the opportunity to exchange their Restricted Notes in the Exchange Offer for a like principal amount of Exchange Notes;

         o to keep the Exchange Offer open for not less than 20 business days, or longer, if required by applicable law, after notice of the Exchange Offer is mailed to holders of Restricted Notes;

         o to use their best efforts to consummate the Exchange Offer no later than 60 days after the date on which the Exchange Offer registration statement is declared effective; and

         o until 180 days after the Expiration Date, to make this Prospectus, as amended or supplemented, available to certain broker-dealers in connection with resales of the Exchange Notes.

         The Company and the guarantors also agreed, under certain circumstances:

         o to use their best efforts to file a shelf registration statement relating to the offer and sale of the Restricted Notes by the holders of the Restricted Notes;

         o to use their best efforts to cause such shelf registration statement to be declared effective; and

         o to use their best efforts to keep such shelf registration statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act after the shelf registration statement becomes effective or until the Restricted Notes covered by the shelf registration statement have been sold or cease to be outstanding.


824915.10
                                       20

         The Exchange Offer being made by this Prospectus is intended to satisfy the Company's obligations under the Registration Rights Agreement. If the Exchange Offer is not consummated and the shelf registration statement, if applicable, is not declared effective on or prior to August 25, 1999, holders of outstanding Restricted Notes are entitled to receive additional interest at the rate of 0.5% per annum until the Exchange Offer is consummated or the shelf registration statement is declared effective by the Commission.

         For a more complete understanding of your rights under the Registration Rights Agreement, please refer to the Registration Rights Agreement, which is included as Exhibit 4.3 to the registration statement of which this Prospectus is a part.

Transferability of the Exchange Notes

         Based on certain no-action letters issued by the staff of the Commission to others in unrelated transactions, the Company believes that a noteholder may offer for resale, resell or otherwise transfer any Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act, unless the noteholder

         o is acquiring the Exchange Notes other than in the ordinary course of business;

         o is participating, intends to participate or has an arrangement or understanding with any person to participate, in a distribution of the Exchange Notes;

         o is an "affiliate" of the Company, as defined in Rule 405 under the Securities Act; or

         o is a Placement Agent who acquired Restricted Notes directly from the Company in the initial offering of the Restricted Notes to resell pursuant to Rule 144A, Regulation S or any other available exemption under the Securities Act.

         In any of the foregoing circumstances, a noteholder

         o will not be able to rely on the interpretations of the staff of the Commission, in connection with any offer for resale, resale or other transfer of Exchange Notes; and

         o must comply with the registration and prospectus delivery requirements of the Securities Act, or have an exemption available, in connection with any offer for resale, resale or other transfer of the Exchange Notes.

         The Company is not making this Exchange Offer to, nor will it accept surrenders of Restricted Notes from, holders of Restricted Notes in any jurisdiction in which this Exchange Offer would not comply with the applicable securities laws or "blue sky" laws of such jurisdiction.

         Each broker-dealer that receives Exchange Notes for its own account in exchange for Restricted Notes, where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. We have agreed that, for a period of up to 180 days after the Expiration Date, we will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

824915.10
                                       21

Use of Proceeds

         The Company will not receive any cash proceeds from the issuance of the Exchange Notes. As consideration for the Exchange Notes, the Company will receive in exchange an equivalent principal amount of outstanding Restricted Notes, the terms of which are substantially identical to the terms of the Exchange Notes, except that the Exchange Notes will be freely transferable and issued free of any covenants regarding registration rights.

         The Company will retire and cancel the Restricted Notes surrendered in exchange for the Exchange Notes. Accordingly, the issuance of the Exchange Notes under the Exchange Offer will not result in any change in the outstanding aggregate indebtedness of the Company.

Terms of the Exchange Offer

         As of the date of this Prospectus, $250.0 million aggregate principal amount of Restricted Notes are outstanding. In the Exchange Offer, Restricted Notes will be exchanged for Exchange Notes.

         Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, the Company will accept all Restricted Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on August 20, 1999, the date that the Exchange Offer expires. This date and time may be extended. See "Expiration Date; Extensions; Amendments" below. After authentication of the Exchange Notes by the trustee under the indenture governing the Notes or an authenticating agent, the Company will issue and deliver $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Restricted Notes accepted in the Exchange Offer. Holders may tender some or all of their Restricted Notes pursuant to the Exchange Offer in denominations of $1,000 and integral multiples thereof.

         The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the outstanding Restricted Notes, except that:

         o the offering of the Exchange Notes has been registered under the Securities Act;

         o the Exchange Notes will not be subject to transfer restrictions; and

         o          the Exchange Notes will not have registration rights.

         The Exchange Notes will be issued under and entitled to the benefits of the indenture that governs the Restricted Notes.

         In connection with the issuance of the Restricted Notes, the Company arranged for the Restricted Notes to be issued and transferable in book-entry form through the facilities of The Depository Trust Company ("DTC"), acting as a depositary. The Exchange Notes will also be issuable and transferable in book-entry form through DTC.

         This Prospectus, together with the accompanying Letter of Transmittal, is initially being sent to all registered holders of Restricted Notes as of the close of business on July 20, 1999. The Exchange Offer for Restricted Notes is not conditioned upon any minimum aggregate principal amount being tendered. However, the Exchange Offer is subject to certain customary conditions which may be waived by the Company, and to the terms and provisions of the Registration Rights Agreement. See "Certain Conditions to the Exchange Offer" below.


824915.10
                                       22

         The exchange agent is IBJ Whitehall Bank & Trust Company (the "Exchange Agent"), which also serves as trustee under the indenture that governs the Notes.

         The Company will be deemed to have accepted validly tendered Restricted Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent of the tendering Holders for the purpose of receiving Exchange Notes from the Company and as agent of the Company for the purpose of delivering Exchange Notes to such Holders. See "Exchange Agent" below.

         If any tendered Restricted Notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein or if Restricted Notes are submitted in a principal amount greater than the principal amount of Restricted Notes tendered for exchange, certificates for any such Restricted Notes will be returned, at the Company's cost, to the tendering Holder (or, in the case of Restricted Notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described below, such non-exchanged Restricted Notes will be credited to an account maintained with DTC, without expense to the tendering Holder) as promptly as practicable after the expiration of the Exchange Offer.

         Holders who tender Restricted Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Restricted Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "Solicitation of Tenders; Fees and Expenses" below.

         Holders of Restricted Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or the indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

Expiration Date; Extensions; Amendments

         The Exchange Offer will expire at 5:00 p.m., New York City time, on August 20, 1999, unless the Company, in its sole discretion, extends the Exchange Offer. The Company may extend the Exchange Offer at any time and from time to time by giving oral or written notice to the Exchange Agent and by timely public announcement.

         The Company expressly reserves the right, in its sole discretion, to amend the terms of the Exchange Offer in any manner and to waive any of the conditions to the Exchange Offer. If any of the conditions set forth below under "Certain Conditions to the Exchange Offer" has not occurred and has not been waived by the Company, the Company expressly reserves the right, in its sole discretion, by giving oral or written notice to the Exchange Agent, to:

         o delay acceptance of, or refuse to accept, any Restricted Notes not previously accepted;

         o extend the Exchange Offer and retain all Restricted Notes tendered prior to the expiration of Exchange Offer, subject, however, to the rights of Holders to withdraw such Restricted Notes; or

         o          terminate the Exchange Offer.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof by the Company to the registered Holders of the Restricted Notes. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the

824915.10
                                       23

Company will promptly disclose such amendment in a manner reasonably calculated to inform the Holders of such amendment, and the Company will extend the Exchange Offer to the extent required by law. If the Exchange Offer is terminated, federal law requires that the Company promptly either exchange or return all Restricted Notes that have been tendered (or, in the case of Restricted Notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described below, the Company must promptly credit the account maintained with DTC).

         The Company will have no obligation to publish, advise, or otherwise communicate any delay in acceptance, extension, termination or amendment of the Exchange Offer other than by making a timely press release. The Company may also publicly communicate these matters in any other appropriate manner of its choosing.

Procedures for Tendering

         Only a Holder of record of Restricted Notes or a DTC participant listed on a DTC securities position listing as a holder of such Restricted Notes may tender its Restricted Notes in the Exchange Offer. To tender Restricted Notes in the Exchange Offer:

         o registered Holders of certificated Restricted Notes must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained in this Prospectus and in the Letter of Transmittal; the Holders should then mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Restricted Notes to be exchanged and any other required documentation, to the Exchange Agent, at the address set forth in this Prospectus and in the Letter of Transmittal;

         o Holders of Restricted Notes that are DTC participants may follow the procedures for book-entry transfer as provided for below under "Book-Entry Transfer" and in the Letter of Transmittal.

To be effective, a tender must be made prior to the Expiration Date.

         Any beneficial owner whose Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Restricted Notes in the Exchange Offer should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If a beneficial owner wishes to tender on its own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering its Restricted Notes or transmitting its acceptance to DTC through DTC's Automated Tender Offer Program ("ATOP"), either make appropriate arrangements to register ownership of the Restricted Notes in its own name or obtain a properly completed bond power from the registered Holder of such Restricted Notes. This transfer of record ownership may take considerable time.

         Delivery of documents to DTC in accordance with DTC's procedures will NOT constitute delivery to the Exchange Agent.

         The tender by a Holder of Restricted Notes and the acceptance thereof by the Company will constitute an agreement between such Holder, the Company and the Exchange Agent in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. If less than all the Restricted Notes held by a Holder of Restricted Notes are tendered, a tendering Holder should specify the amount of Restricted Notes being tendered in the Letter of Transmittal or the Agent's Message. The entire amount of Restricted Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

         The Letter of Transmittal will include representations by the tendering Holder to the Company that, among other things:


824915.10
                                       24

         o any Exchange Notes received by the tendering Holder will be acquired in the ordinary course of its business;

         o the tendering Holder is not participating in, and has no arrangement or understanding with any person to participate in, the distribution of the Exchange Notes; and

         o the tendering Holder is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company, or, if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

         A Letter of Transmittal of a broker-dealer that receives Exchange Notes for its own account in exchange for Restricted Notes that were acquired by it as a result of market-making or other trading activities must also include an acknowledgment that the broker-dealer will deliver a prospectus in connection with the resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

         The method of delivery of Restricted Notes and Letter of Transmittal and all other required documents or transmittal of an Agent's Message, as described below under "Book-Entry Transfer," to the Exchange Agent is at the election and sole risk of the Holders of Restricted Notes and the delivery will be deemed made only when actually received by the Exchange Agent. It is recommended that Holders of Restricted Notes use an overnight or hand delivery service for delivery of the Letter of Transmittal. In all cases, sufficient time should be allowed to ensure delivery to the Exchange Agent prior to the Expiration Date. No Letters of Transmittal or Restricted Notes should be sent to the Company. Neither the Company nor the registrar is under any obligation to notify any tendering holder of the Company's acceptance of tendered Restricted Notes prior to the closing of the Exchange Offer.

         Signatures on a Letter of Transmittal or a notice of withdrawal described in "Withdrawal of Tenders" below must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (each, an "Eligible Institution"), unless the corresponding Restricted Notes are tendered

         o by a registered Holder who has not completed the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" in the Letter of Transmittal; or

         o          for the account of an Eligible Institution.

If a Letter of Transmittal is signed by a person other than the registered Holder, the corresponding Restricted Notes must be endorsed or accompanied by properly completed bond powers which authorize such person to tender the Restricted Notes on behalf of the registered Holder, in either case signed as the name or names of the registered Holder or Holders appear on the Restricted Notes or securities position listing maintained by DTC, as the case may be. If a Letter of Transmittal or any Restricted Notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with such Letter of Transmittal. Endorsements, and signatures on bond powers, must be guaranteed by an Eligible Institution.

         All questions as to the validity, form, eligibility, acceptance and withdrawal of the tendered Restricted Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Restricted Notes not properly tendered or any Restricted Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of

824915.10
                                       25
tender as to particular Restricted Notes. The Company's interpretation of the terms and conditions of the Exchange Offer, including the instructions in the Letter of Transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Restricted Notes must be cured within such time as the Company shall determine.

         Although the Company intends to notify tendering Holders of defects or irregularities with respect to tenders of Restricted Notes, neither the Company, the Exchange Agent nor any other person will be under any duty or obligation to do so, and no person will incur any liability for failure to give such notification. Restricted Notes will not be validly tendered until such irregularities have been cured or waived. Any Restricted Notes received by the Exchange Agent that the Company determines are not properly tendered or the tender of which is otherwise rejected by the Company will be returned by the Exchange Agent to the tendering Holder or other person specified in the Letter of Transmittal (or, in the case of Restricted Notes tendered by book-entry transfer into the Exchange Agent's account of DTC pursuant to the book-entry transfer procedures described below, such non-exchanged Restricted Notes will be credited to the account maintained with DTC) as soon as practicable following the expiration of the Exchange Offer.

         The Company reserves the right in its sole discretion:

         o to purchase or make offers for any Restricted Notes that remain outstanding subsequent to the expiration of the Exchange Offer;

         o to terminate the Exchange Offer, as set forth in "Certain Conditions to the Exchange Offer" below; and

         o to the extent permitted by applicable law, to purchase Restricted Notes during the pendency of the Exchange Offer in the open market, in privately negotiated transactions or otherwise.

The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

Book-Entry Transfer

         The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Restricted Notes at DTC for the purpose of facilitating the Exchange Offer. Any financial institution that is a participant in DTC's system may make book-entry delivery of Restricted Notes by causing DTC to transfer such Restricted Notes into the Exchange Agent's DTC account in accordance with DTC's ATOP procedures for such transfer. The exchange for tendered Restricted Notes will only be made after a timely confirmation of a book-entry transfer of the Restricted Notes into the Exchange Agent's DTC account, and timely receipt by the Exchange Agent of the Letter of Transmittal or an Agent's Message and any other documents required by the Letter of Transmittal.

         The term "Agent's Message" means a message, transmitted by DTC to, and received by, the Exchange Agent, forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant tendering Restricted Notes and that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Company may enforce such agreement against the participant. Delivery of an Agent's Message will also constitute an acknowledgment from the tendering DTC participant that the representations contained in the Letter of Transmittal and described above in "Procedures for Tendering" are true and correct.

824915.10
                                       26

Guaranteed Delivery Procedures

         Holders who wish to tender their Restricted Notes and:

         o          whose Restricted Notes are not immediately available,

         o who cannot deliver their Restricted Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the expiration of the Exchange Offer, or

         o who cannot complete the procedure for book-entry transfer on a timely basis,

may effect a tender if:

         o          the tender is made through an Eligible Institution;

         o prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery, in a form satisfactory to the Company (a "Notice of Guaranteed Delivery") by facsimile transmittal, mail or hand delivery; and

         o certificate(s) representing all tendered Restricted Notes in proper form for transfer (or a confirmation of book-entry transfer of such Restricted Notes), together with the properly completed and executed Letter of Transmittal, or facsimile thereof (or, in the case of a book-entry transfer, an Agent's Message) and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three business days after the Expiration Date.

         A Notice of Guaranteed Delivery must state:

         o          the name and address of the Holder;

         o if the Restricted Notes will be tendered by their Registered Holder, the certificate number or numbers of such Restricted Notes;

         o          the principal amount of such Restricted Notes tendered;

         o          that the tender is being made thereby; and

         o that the Holder guarantees that, within three business days after the Expiration Date, a Letter of Transmittal or facsimile thereof (or, in the case of a book-entry transfer, an Agent's Message), together with the certificate(s) representing the Restricted Notes to be tendered in proper form for transfer (or a confirmation of book-entry transfer of such Restricted Notes) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent.

         A form of the Notice of Guaranteed Delivery will be available from the Exchange Agent upon request.

824915.10
                                       27

Withdrawal of Tenders

         Except as otherwise provided herein, tenders of Restricted Notes may be withdrawn at any time prior to the Expiration Date by delivery of a written or facsimile transmission notice of withdrawal to the Exchange Agent at its address set forth in this Prospectus or by compliance with DTC's ATOP procedures.

         Any such notice of withdrawal must:

         o specify the name of the person having tendered the Restricted Notes to be withdrawn;

         o identify the Restricted Notes to be withdrawn, including the certificate number or numbers and principal amount of such Restricted Notes or, in the case of Restricted Notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

         o be signed by the Holder of the Restricted Notes in the same manner as the original signature on the Letter of Transmittal by which such Restricted Notes were tendered, including any required signature guarantee such as the signature guarantee of an Eligible Institution unless such Holder is an Eligible Institution, or be accompanied by documents of transfer sufficient to permit the registrar to register the transfer of such Restricted Notes into the name of the person withdrawing the tender;

         o specify the name in which any such Restricted Notes are to be registered, if different from that of the Holder of the Restricted Notes; and

         o comply with the appropriate procedures of DTC's ATOP system in the case of Restricted Notes transferred by book-entry transfer.

         All questions as to the validity, form and eligibility of such withdrawal notices (including time of receipt) will be determined by the Company, whose determination shall be final and binding on all parties. Any Restricted Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer, and no Exchange Notes will be issued with respect thereto unless the Restricted Notes so withdrawn are validly retendered. Any Restricted Notes that have been tendered but are not accepted for exchange will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer (or, in the case of Restricted Notes tendered by book-entry transfer, such tendered Restricted Notes will be credited to the account maintained with DTC). Properly withdrawn Restricted Notes may be retendered by following one of the procedures described above under "Procedures for Tendering" at any time prior to the Expiration Date.

Certain Conditions to the Exchange Offer

         The Company will not be required to accept for exchange, or to issue Exchange Notes for, any Restricted Notes, and may terminate or amend the Exchange Offer before the acceptance of such Restricted Notes if, in the Company's judgment, any of the following conditions has occurred:

         o the Exchange Offer, or the making of any exchange by a Holder of Restricted Notes, violates applicable law or any applicable interpretations of the Commission staff;

         o any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby;


824915.10
                                       28

         o any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer; or

         o there has been adopted or enacted any law, statute, rule or regulation that can reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer.

         See "Expiration Date; Extensions; Amendments" above for a discussion of possible Company actions if any of the foregoing conditions occur.

         In addition, the Company will not accept for exchange any Restricted Notes tendered, and no Exchange Notes will be issued in exchange for any such Restricted Notes, if at such time any stop order shall be threatened or in effect with respect to either the registration statement of which this Prospectus constitutes a part or the qualification of the indenture governing the Notes under the Trust Indenture Act of 1939, as amended.

         The foregoing conditions are for the sole benefit of the Company. They may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, and each such right will be deemed an ongoing right which may be asserted at any time and from time to time.

Exchange Agent

         IBJ Whitehall Bank & Trust Company has been appointed as Exchange Agent for the Exchange Offer. The executed Letters of Transmittal, certificated Restricted Notes to be tendered, and any other required documentation should be delivered to the Exchange Agent at one of the addresses set forth below. Requests for assistance and requests for additional copies of this Prospectus, the Letter of Transmittal or Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

         BY OVERNIGHT COURIER OR BY HAND:

                    IBJ Whitehall Bank & Trust Company
                    One State Street
                    New York, New York  10004
                    Attention:     Securities Processing Window
                                   Subcellar One (SC-1)

         BY REGISTERED OR CERTIFIED MAIL:

                    IBJ Whitehall Bank & Trust Company
                    P.O. Box 84
                    Bowling Green Station
                    New York, New York  10274-0084
                    Attention:     Reorganization Operations Department

         BY FACSIMILE (for Eligible Institutions only):  212-858-2611

         CONFIRMATION BY TELEPHONE:  212-858-2103

         DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.


824915.10
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



Solicitation of Tenders; Fees and Expenses

         The principal solicitation pursuant to the Exchange Offer is being made by the Company by mail and through the facilities of DTC. Additional solicitations may be made by officers and regular employees of the Company and its affiliates in person or by telephone, facsimile transmission, electronic communication or similar methods.

         The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket costs and expenses incurred in connection with the Exchange Offer and will indemnify the Exchange Agent for all losses and claims incurred by it as a result of the Exchange Offer. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, the Letter of Transmittal and related documents to the beneficial owners of the Restricted Notes and in handling or forwarding tenders for exchange.

         The Company will pay all expenses incurred in connection with the Exchange Offer, including fees and expenses of the trustee, accounting and legal fees, and printing costs.

         The Company will pay any transfer taxes applicable to the exchange of Restricted Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of Restricted Notes pursuant to the Exchange Offer (for instance, if Exchange Notes and/or substitute Restricted Notes not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the tendered Restricted Notes, or if tendered Restricted Notes are registered in the name of any person other than the person signing the Letter of Transmittal), then the amount of any such transfer taxes, whether imposed on the registered Holder or any other person, will be payable by the tendering Holder.

Interest on the Exchange Notes

         Interest on the Exchange Notes will accrue from the last interest payment date on which interest was paid on the Restricted Notes surrendered in exchange therefor or, if no interest has been paid on the Restricted Notes, from February 25, 1999. The Exchange Notes will bear interest at a rate of 12% per annum. Interest on the Exchange Notes will be payable semi-annually on June 15 and December 15 of each year.

Accounting Treatment

         The Exchange Notes will be recorded at the same carrying value as the Restricted Notes (which is face value), as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company as a result of the consummation of the Exchange Offer. The expense of the Exchange Offer will be amortized by the Company over the term of the Exchange Notes.

Consequences of a Failure to Exchange Restricted Notes

         Following consummation of the Exchange Offer, assuming the Company has accepted for exchange all validly tendered Restricted Notes, the Company expects to have no further obligations to any of its noteholders under the Registration Rights Agreement, except under certain limited circumstances. All untendered Restricted Notes outstanding after consummation of the Exchange Offer will continue to be valid and enforceable debt obligations of the Company, fully and unconditionally guaranteed by the Company's domestic subsidiaries, subject to the restrictions on transfer set forth in the indenture governing the Notes. Holders of such Restricted Notes will only be able to offer for sale, sell or otherwise transfer untendered Restricted Notes as follows:

824915.10
                                       30

         o to the Company, although the Company has no obligation to purchase untendered Restricted Notes except if they are called for redemption in accordance with the provisions of the indenture governing the Notes;

         o pursuant to a registration statement that has been declared effective under the Securities Act, although the Company will have no obligation, and does not intend, to file any such registration statement;

         o for so long as the Restricted Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person reasonably believed to be a qualified institutional buyer, or QIB, within the meaning of Rule 144A, that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A;

         o pursuant to offers and sales that occur outside the United States to foreign persons in transactions complying with the provisions of Regulation S under the Securities Act;

         o to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act purchasing for its own account or for the account of an institutional accredited investor; or

         o pursuant to any other available exemption from the registration requirements of the Securities Act and applicable state securities laws.

         The tender of Restricted Notes pursuant to the Exchange Offer will reduce the principal amount of the Restricted Notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the Restricted Notes due to a reduction in liquidity.

Absence of a Public Market

         Although holders of Exchange Notes who are not "affiliates" of the Company within the meaning of the Securities Act may resell or otherwise transfer their Exchange Notes without compliance with the registration requirements of the Securities Act, there is no existing market for the Exchange Notes, and there can be no assurance as to the liquidity of any markets that may develop for the Exchange Notes, the ability of holders of Exchange Notes to sell their Exchange Notes or the prices at which holders would be able to sell their Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities.



824915.10
                                       31

                            DESCRIPTION OF THE NOTES

         The Exchange Notes will be issued under an Indenture, dated as of February 25, 1999 (the "Indenture"), among the Company, as issuer, the Company's domestic subsidiaries (the "Subsidiary Guarantors") and IBJ Whitehall Bank & Trust Company (the "Trustee"). A copy of the Indenture is available upon request from the Company. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended. Whenever particular defined terms of the Indenture not otherwise defined herein are referred to, such defined terms are incorporated herein by reference. For definitions of certain capitalized terms used in the following summary, see "--Certain Definitions." As used in this "Description of the Notes" section, (i) the "Company" means Marvel Enterprises, Inc. and its successors under the Indenture, but not any of its subsidiaries and (ii) "Holders" means holders of either Restricted Notes or Exchange Notes.

         The terms of the Exchange Notes are identical in all material respects to the terms of the Restricted Notes, except that the offer of the Exchange Notes will have been registered under the Securities Act and, therefore, the Exchange Notes will not be subject to certain transfer restrictions. In addition, the Exchange Notes will not have the benefit of the registration rights and certain provisions providing for an increase in the interest rate of the Notes under certain circumstances contained in the Registration Rights Agreement.

General

           The Notes will be unsecured unsubordinated obligations of the Company, initially limited to $250.0 million aggregate principal amount, and will mature on June 15, 2009. Each Note will initially bear interest at 12% per annum from the Closing Date or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semiannually (to Holders of record at the close of business on June 1 or December 1 immediately preceding the Interest Payment Date) on June 15 and December 15 of each year, commencing June 15, 1999.

           Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, the City of New York (which initially will be the corporate trust office of the Trustee at One State Street, New York, New York 10004; provided that, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses as they appear in the Security Register.

           The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount and any integral multiple thereof. See "--Book-Entry; Delivery and Form." No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

           Subject to the covenants described below under "Covenants" and applicable law, the Company may issue additional Notes under the Indenture. The Notes offered hereby and any additional Notes subsequently issued would be treated as a single class for all purposes under the Indenture.

Optional Redemption

           The Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after June 15, 2004 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or

824915.10
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



prior to the Redemption Date to receive interest due on an Interest Payment
Date), if redeemed during the 12-month period commencing June 15 of the years set forth below:



                                                  Redemption
       Year                                          Price
      --------                                    -----------

      2004...................................        106.000%
      2005...................................        104.000
      2006...................................        102.000
      2007 and thereafter....................        100.000

           In addition, at any time prior to June 15, 2002, the Company may redeem up to 35% of the principal amount of the Notes with the Net Cash Proceeds of one or more sales of Capital Stock of the Company (other than Disqualified Stock), at any time or from time to time in part, at a Redemption Price (expressed as a percentage of principal amount) of 112%, plus accrued and unpaid interest to the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date); provided that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding after each such redemption and notice of any such redemption is mailed within 60 days after such sale of Capital Stock.

           In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Note of $1,000 in principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

Guarantees

           Payment of the principal of, premium, if any, and interest on the Notes will be guaranteed, jointly and severally, on an unsecured senior basis by the Subsidiary Guarantors. Initially, all Restricted Subsidiaries other than Toy Biz International Ltd. and Compania de Juguetes Mexicanos will be Subsidiary Guarantors. Each future Restricted Subsidiary which is not a Foreign Subsidiary will be required to enter into a supplemental indenture pursuant to which such Restricted Subsidiary will guarantee the obligations of the Company under the Notes. In addition, if any Restricted Subsidiary becomes a guarantor or obligor in respect of any other Indebtedness of the Company or any Restricted Subsidiary, the Company will cause such Restricted Subsidiary to Guarantee the Company's obligations under the Notes. See "--Covenants--Limitation on Issuances of Guarantees by Restricted Subsidiaries."

           The obligations of each Subsidiary Guarantor under its Note Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable Federal or state laws. Each Subsidiary Guarantor that makes a payment or distribution under its Note Guarantee will be entitled to a contribution from any other Subsidiary Guarantor in a pro rata amount based on the net assets of each Subsidiary Guarantor determined in accordance with GAAP. See "Risk Factors--Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors."

           The Note Guarantee issued by any Subsidiary Guarantor or Restricted Subsidiary will be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Company's Capital Stock in, or all or substantially all the assets of, such Subsidiary

824915.10
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



Guarantor or Restricted Subsidiary or (ii) the designation of such Subsidiary Guarantor or Restricted Subsidiary as an Unrestricted Subsidiary, in each case in compliance with the terms of the Indenture.

Sinking Fund

           There will be no sinking fund payments for the Notes.

Ranking

           The Indebtedness evidenced by the Notes will rank pari passu in right of payment with all future unsubordinated indebtedness of the Company and senior in right of payment to all existing and future subordinated indebtedness of the Company. The Notes will be effectively subordinated to all secured indebtedness of the Company.

           Each Note Guarantee will rank pari passu in right of payment with all other existing and future unsubordinated obligations of such Subsidiary Guarantor and senior in right of payment to all future obligations of such Subsidiary Guarantor expressly subordinated in right of payment to the Note Guarantee of such Subsidiary Guarantor. Each Note Guarantee, however, will be effectively subordinated to secured indebtedness of the respective Subsidiary Guarantor with respect to the assets of such Subsidiary Guarantor securing such obligations.

Certain Definitions

           Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Indenture. Reference is made to the Indenture for the full definition of all terms as well as any other capitalized term used herein for which no definition is provided.

           "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

           "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

            (i) the net income of any Person that is not a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person during such period;

            (ii) the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries;

            (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

             (iv) any gains or losses (on an after-tax basis) attributable to sales of assets;

824915.10
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




            (v) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below, any amount paid or accrued as dividends on Preferred Stock of the Company owned by Persons other than the Company and any of its Restricted Subsidiaries; and

            (vi) all extraordinary gains and extraordinary losses.

           "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission or provided to the Trustee.

           "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

           "Asset Acquisition" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such acquisition.

           "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

           "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of assets of the Company; provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets, (b) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under the "Limitation on Restricted Payments" covenant, (c) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would satisfy clause (B) of the "Limitation on Asset Sales"

824915.10
                                       35
covenant, (d) worn-out or obsolete equipment or assets that, in the Company's reasonable judgment, are either no longer used or useful in the business of the Company and the Restricted Subsidiaries or (e) any transfers that, but for this clause (e), would be Asset Sales, if after giving effect to such transfers, the aggregate fair market value of the properties or assets transferred in such transaction or any such series of related transactions does not exceed $500,000.

           "Attributable Indebtedness" when used with respect to any Sale-Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Company's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale-Leaseback Transaction.

           "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

           "Avoidance Litigation Trust" has the meaning set forth in the Plan.

           "Beneficial Owner" (including, with correlative meaning, "Beneficially Owned") has the meaning set forth in Rule 13d-3 under the Exchange Act.

           "Beneficially Owned Directly" means Beneficially Owned without taking into account any agreement or other arrangement or understanding (including the Stockholders Agreement).

           "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

           "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

           "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

           "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than an Excluded Stockholder or Excluded Group, becomes the Beneficial Owner of more than 35% of the total voting power of the Voting Stock of the Company on a fully diluted basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Company, on a fully diluted basis, than is held by the Excluded Stockholders on such date; provided that the Persons party to the Stockholders Agreement on the Closing Date and their Affiliates shall not constitute a "group" for purposes of this clause (i) solely as a result of being a party to the Stockholders Agreement so long as no Person party to the Stockholders Agreement Beneficially Owns Directly a greater percentage of the voting power of the Voting Stock of the Company than is Beneficially Owned Directly by the Excluded Stockholders or (ii) individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election to the Board of Directors or whose nomination by the Board of Directors for election by the Company's stockholders was approved (a) by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved, (b) pursuant to the terms of the Stockholders Agreement so long as no Person party to the Stockholders Agreement Beneficially Owns Directly a greater percentage of the voting power of the Voting Stock of the Company than is Beneficially Owned Directly by the Excluded Stockholders, or (c) by

824915.10
                                       36
an Excluded Stockholder) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

           "Closing Date" means the date on which the Notes are originally issued under the Indenture.

           "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income: (i) Consolidated Interest Expense, (ii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iii) depreciation expense, (iv) amortization expense and (v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by
(B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.

           "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries (other than Indebtedness Guaranteed pursuant to the Panini Guaranty, except to the extent the Company or any Restricted Subsidiary actually pays interest on such Indebtedness); and all interest payable with respect to discontinued operations) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

           "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

           "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

           "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

824915.10
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




           "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below. The Company's outstanding 8% Preferred Stock would not constitute Disqualified Stock under the Indenture.

           "Excess Administration Expense Claims Note" means a promissory note to be issued under the Plan by the Company to Zib Inc. or one of its Affiliates, the proceeds of which will be used by the Company to pay administration expense claims related to the bankruptcy of Marvel Entertainment Group, Inc.; provided that the aggregate amount of such note does not exceed $10 million.

           "Excluded Group" means a "group" (within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act) that includes one or more of the Excluded Stockholders; provided that a majority of the voting power of the Voting Stock of the Company Beneficially Owned by such group is Beneficially Owned Directly by such Excluded Stockholder(s).

           "Excluded Stockholder" means (i) Isaac Perlmutter or Avi Arad or any of their respective Affiliates, (ii) any spouse or any one or more lineal descendants of the Persons included in the foregoing clause (i) and their respective spouses and each of their respective Affiliates and (iii) any trust established solely for the benefit of, and any charitable trust or foundation established by, any one or more of the Persons included in the foregoing clauses
(i) and (ii); provided that each such Person included in the foregoing clauses
(ii) and (iii) shall only be deemed to be an Excluded Stockholder to the extent such Person's Capital Stock of the Company was received directly or indirectly from Isaac Perlmutter or Avi Arad, respectively.

           "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

           "Foreign Subsidiary" means any Subsidiary of the Company that is an entity which is a controlled foreign corporation under Section 957 of the Internal Revenue Code.

           "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in

824915.10
                                       38
connection with the offering of the Notes and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

           "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

           "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

            "Indebtedness" means, with respect to any Person at any date of determination (without duplication):

            (i)      all indebtedness of such Person for borrowed money;

            (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

            (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

             (v) all Capitalized Lease Obligations and other Attributable Indebtedness;

            (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness;

            (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;

            (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements; and

            (ix) all Disqualified Stock of such Person.

824915.10
                                       39

           The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest, (C) that the amount of Indebtedness at any time of any Disqualified Stock shall be the maximum fixed redemption or repurchase or repurchase price of such Disqualified Stock where the "maximum fixed redemption or repurchase price" of any Disqualified Stock which does not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased or redeemed at such time, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution and (D) that Indebtedness shall not include any liability for federal, state, local or other taxes.

           "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Company and its Affiliates.

           "Interest Coverage Ratio" means, on any Transaction Date, the ratio of (i) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the Commission or provided to the Trustee (the "Four Quarter Period") to
(ii) the aggregate Consolidated Interest Expense during such Four Quarter Period. In making the foregoing calculation, (A) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the "Reference Period") commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period unless any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of the Company, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period; (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period; (C) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (D) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (C) or (D) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction

824915.10
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



Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available.

           "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

           "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as an account or licensing receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the retention of the Capital Stock (or any other Investment) by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Subsidiary, including without limitation, by reason of any transaction permitted by clause (iii) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described below, the amount of or a reduction in an Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced.

           "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

           "MAFCO Litigation Trust" has the meaning set forth in the Plan.

           "Moody's" means Moody's Investors Service, Inc. and its successors.

           "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole,
(iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.


824915.10
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



           "Note Guarantee" means (i) any guarantee of the obligations of the Company under the Indenture and the Notes by any Subsidiary Guarantor and (ii) any Subsidiary Guarantee.

           "Offer to Purchase" means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

            (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

            (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");

             (iii) that any Note not tendered will continue to accrue interest pursuant to its terms;

            (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

            (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

            (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

            (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new
      Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

            On the Payment Date, the Company shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

            "Panini Guaranty" means the Guarantee Agreement, dated as of September 28, 1998, among the Company, certain subsidiaries of the Company and The Chase Manhattan Bank.

            "Panini Indemnity" has the meaning set forth in the Plan.


824915.10
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



            "Panini Notes" means debt securities to be issued by the Company pursuant to and in accordance with the Panini Guaranty; provided that the aggregate amount of such debt securities does not exceed $27.0 million.

            "Permitted Investment" means:

            (i) an Investment in the Company or a Subsidiary Guarantor or a Person which will, upon the making of such Investment, become a Subsidiary Guarantor or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Subsidiary Guarantor; provided that such person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment;

            (ii)   Temporary Cash Investments;

            (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

            (iv) stock, obligations or securities received in satisfaction of judgments;

            (v) an Investment in an Unrestricted Subsidiary consisting solely of an Investment in another Unrestricted Subsidiary;

            (vi) Interest Rate Agreements and Currency Agreements designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in interest rates or foreign currency exchange rates;

            (vii) Investments in the MAFCO Litigation Trust and the Avoidance Litigation Trust in accordance with their respective terms; provided that the aggregate amount of such Investments does not exceed $2.1 million plus the net reduction in Investments made pursuant to this clause (vii) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale or other disposition of any such Investment (except in each case to the extent of any gain on such sale or disposition that would be included in the calculation of Adjusted Consolidated Net Income for purposes of clause (C)(1) of the "Limitation on Restricted Payments" covenant) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "Investments"); provided that the net reduction in any Investment shall not exceed the amount of such Investment;

            (viii) Investments in any Person (other than an Unrestricted Subsidiary) received in return for the licensing or sublicensing of use of any intellectual property to such Person by the Company or any Restricted Subsidiary in the ordinary course of business; provided that any such Investment in an Affiliate of the Company must satisfy the requirements of clause (i) of the second paragraph of the "Limitation on Transactions with Shareholders and Affiliates" covenant; and

            (ix) an Investment in a Restricted Subsidiary which is not a Subsidiary Guarantor, provided that the aggregate amount of such Investments does not exceed $5 million plus the net reduction in Investments made pursuant to this clause (ix) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale or other disposition of any such Investment (except in each case to the extent of any gain on such sale or disposition that would be included in the calculation of Adjusted Consolidated Net Income for purposes of clause (C)(1) of the "Limitation on Restricted Payments" covenant) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "Investments"); provided that the net reduction in any Investment shall not exceed the amount of such Investment.

824915.10
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




      "Permitted Liens" means:

            (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

            (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

            (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

            (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

            (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;

            (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with the "Limitation on Indebtedness" covenant described below, to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

            (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

            (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;

            (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

            (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

            (xi) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;

            (xii)  Liens in favor of the Company or any Restricted Subsidiary;

824915.10
                                       44

            (xiii) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default;

            (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

            (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

            (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Closing Date;

            (xviii)   Liens on shares of Capital Stock of any Unrestricted
      Subsidiary to secure Indebtedness of such Unrestricted Subsidiary;

            (xix) licenses or similar rights granted by the Company or any Restricted Subsidiary in the ordinary course of business;

            (xx) any interest or title of a licensor in the property subject to a license;

            (xxi)     Liens on or sales of receivables; and

            (xxii) Liens securing Indebtedness or other obligations in an aggregate amount not to exceed $5.0 million.

            "Plan" means the Fourth Amended Joint Plan of Reorganization proposed by Toy Biz, Inc. and certain secured creditors of Marvel Entertainment Group, Inc. in connection with the bankruptcy of Marvel Entertainment Group, Inc. which was confirmed by the United States District Court for the District of Delaware on July 31, 1998, as subsequently amended.

           "Registration Rights Agreements" means (i) the Registration Rights Agreement, dated as of October 1, 1998, among the Company and certain holders of its capital stock; (ii) the Registration Rights Agreement, dated as of December 8, 1998, among the Company and certain holders of its capital stock; and (iii) the registration rights provided for in Section 6.18 of the Plan.

            "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

           "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, and its successors.

           "Sale-Leaseback Transaction" means any transaction whereby the Company or a Restricted Subsidiary sells or transfers any of its assets or properties whether now owner of hereafter acquired and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such

824915.10
                                       45

Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

           "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

           "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

           "Stockholders Agreement" means the Stockholders Agreement, dated as of October 1, 1998, among the Company and certain holders of its capital stock, as in effect on the closing date.

           "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

           "Temporary Cash Investment" means any of the following:

            (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

            (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

            (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank or trust company meeting the qualifications described in clause (ii) above;

            (iv) commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; and

            (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's.

           "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

824915.10
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




           "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

           "Unrestricted Subsidiary" means (i) Panini S.p.A., inactive Subsidiaries of the Company and any other Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the "Limitation on Restricted Payments" covenant described below and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the "Limitation on Indebtedness" and "Limitation on Restricted Payments" covenants described below. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

           "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

           "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

           "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.




824915.10
                                       47

Covenants

Limitation on Indebtedness

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes and Indebtedness existing on the Closing Date); provided that the Company or any Subsidiary Guarantor may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio would be greater than 2.0:1.

           Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

            (i) Indebtedness of the Company or any Subsidiary Guarantor outstanding at any time in an aggregate principal amount (together with refinancings thereof) not to exceed the greater of (x) $70.0 million, less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described below, and (y) the sum of 80% of the book value of the accounts receivable due within one year and 50% of the inventory of the Company and the Restricted Subsidiaries calculated on a consolidated basis in accordance with GAAP;

            (ii) Indebtedness owed (A) to the Company evidenced by an unsubordinated promissory note or (B) to any Restricted Subsidiary; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii);

            (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes or any Note Guarantees shall only be permitted under this clause (iii) if (A) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes or any Note Guarantees, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes or such Note Guarantees, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes or any Note Guarantees, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes or such Note Guarantees at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes or such Note Guarantees and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Company or any Subsidiary Guarantor be refinanced by means of any Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor pursuant to this clause (iii);

            (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (a) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from

824915.10
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



      Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

            (v) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change of Control or (B) deposited to defease the Notes as described below under "Defeasance";

            (vi) Guarantees of the Notes and Guarantees of Indebtedness of the Company or any Subsidiary Guarantor by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with the "Limitation on Issuance of Guarantees by Restricted Subsidiaries" covenant described below;

            (vii) Indebtedness under the Panini Notes and the Excess Administration Expense Claims Note;

            (viii) Indebtedness Incurred by the Company or any Subsidiary Guarantor in an aggregate amount outstanding at any time (including refinancings thereof) not to exceed $20.0 million to finance the cost of an acquisition of (A) any Person (other than the Company and its Restricted Subsidiaries) whereby such Person will be merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries or (B) the property or assets of any Person (other than the Company and its Restricted Subsidiaries); provided that such property or assets are related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries;

            (ix) Indebtedness incurred by the Company or any Subsidiary Guarantor to finance the cost of acquiring equipment, inventory or other assets (both tangible and intangible) used or useful in the business of the Company and its Restricted Subsidiaries in an aggregate amount outstanding at any time (including refinancings thereof) not to exceed $5.0 million; and

            (x) Indebtedness of the Company or any Subsidiary Guarantor (in addition to Indebtedness permitted under clauses (i) through (ix) above) in an aggregate principal amount outstanding at any time (together with refinancings thereof) not to exceed $15.0 million, less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described below.

            (b) Notwithstanding any other provision of this "Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this "Limitation on Indebtedness" covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

            (c) For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, (1) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted pursuant to the equal and ratable provisions referred to in the "Limitation on Liens" covenant described below shall not be treated as Indebtedness. For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses (but may allocate portions of such Indebtedness between or among such clauses).

824915.10
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





Limitation on Restricted Payments

           The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders) held by Persons other than the Company or any of its Restricted Subsidiaries, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Notes or (iv) make any Investment, other than a Permitted Investment and Investments outstanding on the Closing Date, in any Person (such payments or any other actions described in clauses (i) through (iv) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment:

            (A) a Default or Event of Default shall have occurred and be continuing,

            (B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant or

            (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of

            (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee plus

            (2) the aggregate Net Cash Proceeds received by the Company after the Closing Date from the issuance and sale permitted by the Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by the Indenture of Indebtedness of the Company for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes) plus

            (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments and Investments outstanding on the Closing Date) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation

824915.10
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



      of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

           The foregoing provision shall not be violated by reason of:

            (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

            (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of part (a) of the "Limitation on Indebtedness" covenant;

            (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company or an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

            (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

            (v) payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;

            (vi) Investments acquired in exchange for, or out of the proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of the Company;

            (vii) the declaration or payment of dividends on the Capital Stock (other than Disqualified Stock) of the Company in an aggregate annual amount not to exceed 6% of the Net Cash Proceeds received by the Company after the Closing Date from the sale of such Capital Stock;

            (viii) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company held by officers, directors or employees or former officers, directors or employees (or other transferees, estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or service pursuant to any agreement under which such shares of Capital Stock or related rights were issued; provided that the aggregate consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock after the Closing Date does not exceed (x) $1.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years) or (y) $3.5 million in the aggregate after the Closing Date;

            (ix) payments of cash in lieu of the issuance of fractional shares upon the exercise of warrants or upon the conversion or exchange of, or issuance of Capital Stock in lieu of cash dividends on, any Capital Stock of the Company, which in the aggregate do not exceed $2.0 million;


824915.10
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



            (x) any Investment in any Person the primary business of which is related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries on the date of such Investment; provided that the aggregate amount of Investments made pursuant to this clause (x) does not exceed the sum of $10.0 million, plus the net reduction in Investments made pursuant to this clause (x) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale or other disposition of any such Investment (except in each case to the extent of any gain on such sale or other disposition that would be included in the calculation of Adjusted Consolidated Net Income for purposes of clause (C)(1) above) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "Investments"); provided that the net reduction in any Investment shall not exceed the amount of such Investment;

            (xi) loans or advances to Foreign Subsidiaries to pay invoices from suppliers in an aggregate amount not to exceed $5.0 million outstanding at any one time; or

            (xii) other Restricted Payments in an aggregate amount not to exceed $5.0 million plus the net reduction in Investments made pursuant to this clause (xii) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale or other disposition of any such Investment (except in each case to the extent of any gain on such sale or disposition that would be included in the calculation of Adjusted Consolidated Net Income for purposes of clause
      (C)(1) above) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "Investments"), provided that the net reduction in any Investment shall not exceed the amount of such Investment;

provided that, except in the case of clauses (i) and (iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

           Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof and an Investment acquired in exchange for Capital Stock referred to in clause (vi) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii) and (iv), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness. For purposes of determining compliance with this "Limitation on Restricted Payments" covenant, in the event that a transaction meets the criteria of more than one of the types of Restricted Payments described in the clauses of the immediately preceding paragraph or any clause of the definition of "Restricted Payment," the Company, in its sole discretion, shall classify such transaction and only be required to include the amount and type of such transaction on one of such clauses (but may allocate such amount between or among such clauses).

   Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

           The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.


824915.10
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



      The foregoing provisions shall not restrict any encumbrances or restrictions:

            (i) existing on the Closing Date in the Indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

            (ii)     existing under or by reason of applicable law;

            (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

            (iv) in the case of clause (iv) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture or
      (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

            (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or

            (vi) with respect to a Subsidiary Guarantor, contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined in good faith by the Company) and (B) the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes.

           Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries

           The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

            (i)      to the Company or a Wholly Owned Restricted Subsidiary;

            (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law;

824915.10
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




            (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance or sale; or

            (iv) issuances or sales of Common Stock of a Restricted Subsidiary; provided that the Company or such Restricted Subsidiary applies the Net Cash Proceeds, if any, of such sale in accordance with clause (A) or (B) of the "Limitation on Asset Sales" covenant described below.

Limitation on Issuances of Guarantees by Restricted Subsidiaries

           The Company will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor, directly or indirectly, to Guarantee any Indebtedness of the Company or any Subsidiary Guarantor which is pari passu with or subordinate in right of payment to the Notes or Note Guarantees ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness is (A) pari passu with the Notes or Note Guarantees, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Notes or Note Guarantees, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes or Note Guarantees.

           Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

Limitation on Transactions with Shareholders and Affiliates

           The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 10% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

      The foregoing limitation does not limit, and shall not apply to:

            (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of an

824915.10
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



      Independent Financial Advisor stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view;

            (ii) any transaction solely between the Company and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries;

            (iii) reasonable director, officer and employee compensation and other benefits, and indemnification arrangements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with past practices of the Company or such Restricted Subsidiary;

            (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

            (v) any issuance or sale of shares of Capital Stock (other than Disqualified Stock) of the Company or options, warrants or other rights to acquire such shares of Capital Stock;

            (vi) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant;

            (vii) any transaction between the Company or any Restricted Subsidiary and any qualified employee stock ownership program established for the benefit of the Company's employees and approved by the Board of Directors, or the establishment or maintenance of any such plan;

            (viii) transactions pursuant to and in accordance with (1) the agreement, dated as of January 1, 1998, between the Company and Tangible Media, Inc.; provided that such transactions are on an arm's length basis and in the ordinary course of business, (2) the Employment Agreement, dated as of September 30, 1998, between the Company and Avi Arad, (3) the Master Licensing Agreement, dated April 30, 1993, as amended, between the Company and Avi Arad & Associates, (4) the Cost Sharing Agreement, dated as of January 1, 1998, between the Company and Tangible Media, Inc., as in effect on the Closing Date, (5) the Stockholders Agreement, (6) the Registration Rights Agreements, (7) the Panini Indemnity and (8) the Excess Administration Expense Claims Note;

            (ix) the establishment of, and borrowings and repayments under, working capital facilities provided by one or more stockholders of the Company pursuant to commitments in effect on the Closing Date and any amendment, termination or refinancing of such working capital facilities approved by a majority of the disinterested members of the Board of Directors;

            (x) any transaction contemplated by the Plan between the Company and the Avoidance Litigation Trust; and

            (xi) the payment of fees to Morgan Stanley & Co. Incorporated or its Affiliates for financial, advisory, consulting or investment banking services that the Board of Directors deems advisable or appropriate (including, without limitation, the payment of any underwriting discounts or commissions or placement agency fees in connection with the issuance and sale of securities).

           Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this "Limitation on Transactions with Shareholders and Affiliates" covenant and not covered by clauses (ii) through (xi) of this paragraph, (a) the aggregate amount of which exceeds $1.0 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above and (b) the aggregate amount of which exceeds $5.0 million in value, must be determined to be fair in the manner provided for in clause (i)(B) above.


824915.10
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



Limitation on Liens

           The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Notes and all other amounts due under the Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes, prior to) the obligation or liability secured by such Lien.

           The foregoing limitation does not apply to:

            (i)  Liens existing on the Closing Date;

            (ii) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders;

            (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary;

            (iv) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (iii) of the second paragraph of the "Limitation on Indebtedness" covenant; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

            (v) Liens securing Indebtedness Incurred under clause (i) of the second paragraph of the "Limitation on Indebtedness" covenant;

            (vi) Liens on and pledges of the Capital Stock of an Unrestricted Subsidiary securing indebtedness of such Unrestricted Subsidiary;

            (vii) Liens securing letters of credit entered into in the ordinary course of business and consistent with past business practice; or

            (viii)   Permitted Liens.

Limitation on Sale-Leaseback Transactions

           The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale-Leaseback Transaction.

           The foregoing restriction does not apply to any Sale-Leaseback Transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the lease secures or relates to industrial revenue or pollution control bonds; (iii) the transaction is solely between the Company and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; or (iv) the Company or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the first paragraph of the "Limitation on Asset Sales" covenant described below.



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Limitation on Asset Sales

           The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments or the assumption of Indebtedness of the Company or any Restricted Subsidiary (other than Indebtedness to the Company or any Restricted Subsidiary), provided that the Company or such Restricted Subsidiary is irrevocably and unconditionally released from all liability under such Indebtedness.

           In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been filed with the Commission or provided to the Trustee), then the Company shall or shall cause the relevant Restricted Subsidiary to:

            (i) within twelve months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets

            (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries or

            (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment and

            (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this "Limitation on Asset Sales" covenant.

           The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

           If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $5.0 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders (and if required by the terms of any Indebtedness that is pari passu with the Notes ("Pari Passu Indebtedness"), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of Notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount thereof, plus, in each case, accrued interest (if any) to the Payment Date.

           For purposes of the first paragraph of this "Limitation on Asset Sales" covenant, securities received by the Company or any Restricted Subsidiary in any Asset Sale that are promptly (but in any event within 60 days after such Asset Sale) converted by the Company or such Restricted Subsidiary into cash, shall be deemed to be cash.


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Repurchase of Notes upon a Change of Control

           The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the Payment Date. The Company will not be required to make an Offer to Purchase pursuant to this covenant if a third party makes an Offer to Purchase in compliance with this covenant and repurchases all Notes validly tendered and not withdrawn under such Offer to Purchase.

           There can be no assurance that the Company will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the foregoing covenant (as well as may be contained in other securities of the Company which might be outstanding at the time). The above covenant requiring the Company to repurchase the Notes will, unless consents are obtained, require the Company to repay all indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

Commission Reports and Reports to Holders

           Whether or not the Company is then required to file reports with the Commission, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Section 13(a) or 15(d) under the Securities Exchange Act of 1934 if it were subject thereto. The Company shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information.

Events of Default

           The following events will be defined as "Events of Default" in the
Indenture:

            (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

            (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

            (c) default in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the failure to make or consummate an Offer to Purchase in accordance with the "Limitation on Asset Sales" or "Repurchase of Notes upon a Change of Control" covenant;

            (d) the Company or any Subsidiary Guarantor defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

            (e) there occurs with respect to any issue or issues of Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary having an outstanding principal amount of $5.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;


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            (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $5.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company, any Subsidiary Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $5.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

            (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,
      (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Subsidiary Guarantor or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company, any Subsidiary Guarantor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

            (h) the Company, any Subsidiary Guarantor or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Subsidiary Guarantor or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

            (i) except as permitted by the Indenture, any Subsidiary Guarantor repudiates its obligations under any Note Guarantee.

           If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to the Company or a Subsidiary Guarantor) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the written request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) above occurs with respect to the Company or a Subsidiary Guarantor, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "--Modification and Waiver."

           The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any

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trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless: (i) the Holder gives the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;
(iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

           The Indenture will require certain officers of the Company to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under the Indenture and that the Company has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company will also be obligated to notify the Trustee in writing of any default or defaults in the performance of any covenants or agreements under the Indenture.

Consolidation, Merger and Sale of Assets

           Neither the Company nor any Subsidiary Guarantor will consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company or such Subsidiary Guarantor, as the case may be, unless:

            (i) the Company or such Subsidiary Guarantor, as the case may be, shall be the continuing Person, or the Person (if other than the Company or such Subsidiary Guarantor) formed by such consolidation or into which the Company or such Subsidiary Guarantor is merged or that acquired or leased such property and assets of the Company or such Subsidiary Guarantor shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of (A) the Company on all of the Notes and under the Indenture or (B) such Subsidiary Guarantor under the Indenture, as the case may be;

            (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

            (iii) immediately after giving effect to any such transaction involving the Company, on a pro forma basis, the Company or any Person becoming the successor obligor of the Notes shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

            (iv) in the case of a transaction involving the Company, immediately after giving effect to such transaction on a pro forma basis the Company, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant; provided that this clause
      (iv) shall not apply to a consolidation, merger or sale of all (but not less than all) of the assets of the Company if all Liens and Indebtedness of the Company or

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



      any Person becoming the successor obligor on the Notes, as the case may be, and its Restricted Subsidiaries outstanding immediately after such transaction would have been permitted (and all such Liens and Indebtedness, other than Liens and Indebtedness of the Company and its Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been Incurred) for all purposes of the Indenture;

            (v) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; and

            (vi) in the case of a transaction involving the Company, each Subsidiary Guarantor and each Restricted Subsidiary which has provided a Subsidiary Guarantee, unless such Subsidiary Guarantor or Restricted Subsidiary is the Person with which the Company has entered into a transaction under this "Consolidation, Merger and Sale of Assets" section, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of the Company or the surviving entity in accordance with the Notes and the Indenture.

provided, however, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company or any Subsidiary Guarantor and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations and provided, further, that clauses (i), (ii) and (v) above shall not apply to any transaction solely between or among the Company and/or one or more Subsidiary Guarantors where the Company or a Subsidiary Guarantor is the continuing Person.

Defeasance

      Defeasance and Discharge. The Indenture will provide that the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the deposit referred to below, and the provisions of the Indenture will no longer be in effect with respect to the Notes (except for, among other matters, certain obligations to register the transfer or exchange of the Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things:

            (A) the Company has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes,

            (B) the Company has delivered to the Trustee (i) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days

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      following the deposit, the trust fund will not be subject to the effect of
      Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law,

            (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound and

            (D) if at such time the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

           Defeasance of Certain Covenants and Certain Events of Default. The Indenture further will provide that the provisions of the Indenture will no longer be in effect with respect to clauses (iii) and (iv) under "Consolidation, Merger and Sale of Assets" and all the covenants described herein under "Covenants," clause (c) under "Events of Default" with respect to such clauses
(iii) and (iv) under "Consolidation, Merger and Sale of Assets," clause (d) under "Events of Default" with respect to such other covenants and clauses (e) and (f) under "Events of Default" shall be deemed not to be Events of Default upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes, the satisfaction of the provisions described in clauses (B)(ii), (C) and (D) of the preceding paragraph and the delivery by the Company to the Trustee of an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

           Defeasance and Certain Other Events of Default. In the event the Company exercises its option to omit compliance with certain covenants and provisions of the Indenture with respect to the Notes as described in the immediately preceding paragraph and the Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable for such payments and the Subsidiary Guarantor's Note Guarantee with respect to such payments will remain in effect.

Modification and Waiver

           The Indenture may be amended, without the consent of any Holder, to:
(i) cure any ambiguity, defect or inconsistency in the Indenture; provided that such amendments do not adversely affect the interests of the Holders in any material respect; (ii) comply with the provisions described under "Consolidation, Merger and Sale of Assets"; (iii) comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; (iv) evidence and provide for the acceptance of appointment by a successor Trustee; or (v) make any change that, in the good faith opinion of the Board of Directors (as set forth in a resolution of the Board of Directors), does not materially and adversely affect the rights of any Holder. Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, (ii) reduce the

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principal amount of, or premium, if any, or interest on, any Note, (iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note, (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note, (v) waive a default in the payment of principal of, premium, if any, or interest on the Notes, (vi) release any Subsidiary Guarantor from its Note Guarantee, except as provided in the Indenture or (vii) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.


No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

           The Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability.


Concerning the Trustee

           The Indenture provides that, except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties, and in accordance with such standards, as are specifically set forth in such Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the Indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

           The Indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.


Book-Entry; Delivery and Form

           The certificates representing the Notes will be issued in fully registered form without interest coupons. Notes sold in offshore transactions in reliance on Regulation S under the Securities Act will initially be represented by one or more permanent global Notes in definitive, fully registered form without interest coupons (each a "Regulation S Global Note") and will be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC for the accounts of Euroclear and Cedel Bank.

           Notes sold in reliance on Rule 144A will be represented by one or more permanent global Notes in definitive, fully registered form without interest coupons (each a "Restricted Global Note"; and together with the Regulation S Global Notes, the "Global Notes") and will be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC.

           Each Global Note (and any Notes issued in exchange therefor) will be subject to certain restrictions on transfer.

           Notes transferred to Institutional Accredited Investors who are not qualified institutional buyers ("Non-Global Purchasers") will be in registered form without interest coupons ("Certificated Notes"). Upon the transfer

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



of Certificated Notes initially issued to a Non-Global Purchaser to a qualified institutional buyer or in accordance with Regulation S, such Certificated Notes will, unless the relevant Global Note has previously been exchanged in whole for Certificated Notes, be exchanged for an interest in a Global Note.

           Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Qualified institutional buyers may hold their interests in a Restricted Global Note directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

           Investors may hold their interests in a Regulation S Global Note directly through Cedel Bank or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such system. On or after the 40th day following the Closing Date, investors may also hold such interests through organizations other than Cedel Bank or Euroclear that are participants in the DTC system. Cedel Bank and Euroclear will hold interests in the Regulation S Global Notes on behalf of their participants through DTC.

           So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture and, if applicable, those of Euroclear and Cedel Bank.

           Payments of the principal of, and interest on, a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither the Company, the Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

           The Company expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

           Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Cedel Bank will be effected in the ordinary way in accordance with their respective rules and operating procedures.

           The Company expects that DTC will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Note is credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC will exchange the applicable Global Note for Certificated Notes, which it will distribute to its participants.

           The Company understands that: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a

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"Clearing Agency" registered pursuant to the provisions of Section 17A of the
Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies and certain other organizations that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

           Although DTC, Euroclear and Cedel Bank are expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of DTC, Euroclear and Cedel Bank, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility or, with respect to the Trustee, liability for the performance by DTC, Euroclear or Cedel Bank or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

           If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by the Company within 90 days, the Company will issue Certificated Notes in exchange for the Global Notes. Holders of an interest in a Global Note may receive Certificated Notes in accordance with the DTC's rules and procedures in addition to those provided for under the Indenture.



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                              PLAN OF DISTRIBUTION

           Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Restricted Notes where such Restricted Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business on the 180th day following the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

           The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

           For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Restricted Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

           The Company has not entered into any arrangements or understandings with any person to distribute the Exchange Notes to be received in the Exchange Offer.




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



             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         The following is a summary of the material United States federal income tax consequences of the acquisition, ownership and disposition of the Notes offered hereby. The federal income tax considerations set forth below are based upon currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations ("Treasury Regulations"), judicial authority, and current administrative rulings and pronouncements of the Internal Revenue Service (the "IRS"). There can be no assurance that the IRS will not take a contrary view, and no ruling from the IRS has been, or will be, sought on the issues discussed herein. Legislative, judicial, or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences discussed below.

         As used in this summary, the term "U.S. Holder" means the beneficial owner of a Note that is for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income tax regardless of its source, or (iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

         As used in this summary, the term "Non-United States Holder" means an owner of a Note that is, for United States federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a foreign estate or foreign trust or (iv) a foreign partnership one or more of the members of which is for United States federal income tax purposes, a nonresident alien individual or a foreign corporation, estate or trust.

         The summary does not address all potential federal tax considerations that may be relevant to particular Holders and does not address foreign, state, local or other tax consequences. This summary does not address the federal income tax consequences to taxpayers who are subject to special treatment under federal income tax laws (such as insurance companies, financial institutions, small business investment companies, dealers in securities or currencies, broker-dealers, U.S. Holders whose functional currency is not the U.S. dollar and tax-exempt organizations) or Holders that hold Notes as part of a position in a straddle, or as part of a hedging, conversion, or other integrated investment transaction for federal income tax purposes. This summary is limited to Holders that hold the Notes as capital assets within the meaning of section 1221 of the Code.

         Each prospective purchaser of the Notes is urged to consult his or her own tax advisor with respect to his or her particular tax situation affecting the purchase, holding and disposition of the Notes.

Tax Consequences to U.S. Holders

    Interest

         Generally, interest paid on the Notes will be taxable to a U.S. Holder as ordinary income at the time it accrues or is received in accordance with such U.S. Holder's method of accounting for U.S. federal income tax purposes.

    Market Discount

         A Note is acquired at a market discount if the purchase price of the
Note is less than its principal amount, subject to a statutory de minimis exception. Unless a U.S. Holder has elected to include the market discount in income as it accrues, gain, if any, realized on any subsequent disposition (other than in connection with certain nonrecognition transactions) or full or partial principal payment of such Note will be treated as ordinary income

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



to the extent of the market discount that has not previously been included in income and is treated as having accrued during the period such U.S. Holder held such Note.

         Any market discount will be considered to accrue ratably from the date of acquisition to the maturity date unless the U.S. Holder elects to accrue on a constant interest rate method. A U.S. Holder may make such election with respect to any Note but, once made, such election is irrevocable.

         A U.S. Holder may elect to include market discount in income as it accrues through the use of either the straight-line method or the constant interest method. Once made, this election will apply to all market discount obligations acquired by the electing U.S. Holder during the taxable year for which the election is made, and all subsequent taxable years and cannot be revoked without the consent of the IRS. If an election is made to include market discount in income currently, the basis of the Note in the hands of the U.S. Holder will be increased by the amount of the market discount that is included in income.

         Unless a U.S. Holder who acquires a Note at a market discount elects to include market discount in income currently, such U.S. Holder may be required to defer deductions for a portion of the interest paid on indebtedness allocable to such Note in an amount not exceeding the deferred market discount, until such income is realized.

    Bond Premium

         If a U.S. Holder purchases a Note and immediately after the purchase the adjusted basis of the Note exceeds the sum of all amounts payable on the instrument after the purchase date (other than payments of stated interest), the Note will be treated as having been acquired with "bond premium." However, if the Note is purchased at a time when the Note may be optionally redeemed by the Company for an amount that is in excess of its principal amount, special rules would apply that could result in a deferral of the amortization of bond premium until later in the term of the Note. A U.S. Holder may elect to amortize such bond premium on a constant yield method over the remaining term of such Note (or, if it results in a smaller amount of amortizable bond premium, until an earlier call date).

         If bond premium is amortized, the amount of interest that must be included in the U.S. Holder's income for each accrual period, will be reduced by the portion of premium allocable to such period. If the amortizable bond premium allocable to an accrual period exceeds the amount of stated interest allocable to such accrual period, such excess would be allowed as a deduction for such accrual period, but only to the extent of the U.S. Holder's prior interest inclusions on the Note; any excess is generally carried forward and allocable to the next accrual period. A U.S. Holder who elects to amortize bond premium must reduce his tax basis in the Note by the amount of bond premium amortized. If an election to amortize bond premium is not made, a U.S. Holder must include the full amount of each interest payment in income in accordance with his or her regular method of accounting and may receive a tax benefit (in the form of capital loss or reduced capital gain) from the premium only in computing such U.S. Holder's gain or loss upon the sale or disposition or payment of the principal amount of the Note.

         An election to amortize premium will apply to amortizable bond premium on all notes and other bonds, held or subsequently acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and may be revoked only with the consent of the IRS.

    Exchange Offer

         The exchange of Restricted Notes for the Exchange Notes pursuant to the Exchange Offer should not be a taxable event for U.S. federal income tax purposes. A U.S. Holder will have the same tax basis and holding period in the Exchange Notes as the Restricted Notes.


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



    Disposition of the Notes

         Upon the sale, exchange or retirement of a Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (except to the extent attributable to accrued interest that has not been included in income) and such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note will generally equal the U.S. Holder's purchase price for such Note, increased by any market discount previously included in income by the U.S. Holder and decreased by any principal payments received by the U.S. Holders, and by any amortizable bond premium. Gain or loss realized on the sale, exchange or retirement of a Note generally will be capital gain or loss. For individuals, capital gains are generally taxed at a 20% maximum tax rate for Notes held for more than one year. The deduction of capital losses is subject to certain limitations.

         The Company does not intend to treat the possibility of an optional redemption or repurchase of the Notes as giving rise to any accrual of original issue discount or recognition of ordinary income upon redemption, sale or exchange of a Note.

    Backup Withholding

         A U.S. Holder (other than certain exempt recipients including corporations) will be subject to backup withholding at the rate of 31 percent with respect to interest paid on or the proceeds of a sale, exchange or redemption of, the Notes if (i) the payee fails to furnish a Taxpayer Identification Number ("TIN"), (ii) the TIN furnished by the payee is incorrect,
(iii) the payee is notified by the IRS that he or she has failed to report payments of interest or dividends or (iv) under certain circumstances, the payee has failed to certify under penalty of perjury that the payee is not subject to withholding. Amounts paid as backup withholding do not constitute an additional tax and will be credited against the U.S. Holder's federal income tax liability, so long as the required information is provided to the IRS. The payor generally will report to the U.S. Holders of the Notes and to the IRS the amount of tax withheld, if any.

Tax Consequences to Non-United States Holders

         Interest paid by the Company to a Non-United States Holder will not be subject to United States federal income or 30% withholding tax if such interest is not effectively connected with the conduct of a trade or business within the United States (or a permanent establishment therein, if a tax treaty applies) by such Non-United States Holder and such Non-United States Holder (i) does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company; (ii) is not a controlled foreign corporation with respect to which the Company is a "related person"; (iii) is not a bank whose receipt of interest on a Note is described in Section 881(c)(3)(A) of the Code; and (iv) certifies, under penalties of perjury, that such Holder is not a United States person which certification may be made on IRS Form W-8BEN or substitute form and provides the Company with such Holder's name and address or a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its trade or business certifies, under penalties of perjury, that such certification and information has been received by it or a qualifying intermediary from the Non-United States Holder and furnishes the Company with a copy thereof. With respect to Notes held by a foreign partnership, under current law, the certification may be provided by the foreign partnership. However, for interest and proceeds paid with respect to a Note after December 31, 1999, unless the foreign partnership has entered into a withholding agreement with the IRS, a foreign partnership will be required, in addition to providing IRS Form W-8IMY, to attach an appropriate certification by each partner on IRS Form W-8BEN.

         If a Non-United States Holder of a Note is engaged in a trade or business in the United States, and if interest (including market discount) on the Note (or gain realized on its sale, exchange or other disposition) is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from withholding tax, will generally be subject to United States income tax on such effectively connected income

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



in the same manner as if it were a U.S. Holder. Such Holder will be required to provide to the withholding agent a properly executed IRS Form 4224 (or, after December 31, 2000, a Form W-8ECI) to claim an exemption from withholding tax. In addition, if such Non-United States Holder is a foreign corporation, it may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

    Gain on Disposition

         A Non-United States Holder will generally not be subject to United States federal income tax on gain recognized on a sale, redemption or other disposition of a Note unless (i) the gain is effectively connected with the conduct of a trade or business within the United States (or a permanent establishment therein, if a tax treaty applies) by the Non-United States Holder,
(ii) in the case of a Non-United States Holder who is a nonresident alien individual, such Holder is present in the United States for 183 or more days in the taxable year and certain other conditions are met or (iii) the Holder is subject to tax pursuant to the provisions of the Code applicable to certain United States expatriates.

    Information Reporting and Backup Withholding

         The Company will, where required, report to the Non-United States Holders of Notes and the IRS the amount of any interest paid on the Notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments.

         31% backup withholding tax and certain information reporting will not apply to payments of interest to Non-United States Holders with respect to which either the requisite certification, as described above, has been received or an exemption has otherwise been established; provided that neither the Company nor its payment agent has actual knowledge that the Non-United States Holder is a United States person or that the conditions of any other exemption are not in fact satisfied. Information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to a Non-United States Holder on the disposition of the Notes by or through a United States office of a United States or foreign broker, unless such Holder certifies to the broker under penalties of perjury as to its name, address and status as a foreign person or otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a United States broker or foreign brokers with certain types of relationships to the United States unless such broker has documentary evidence in its file that the Non-United States Holder is not a United States person, and such broker has no actual knowledge to the contrary, or the Non-United States Holder establishes an exemption. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a foreign broker not subject to the preceding sentence.

         Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-United States Holder's United States federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.


                                  LEGAL MATTERS

         Certain legal matters in connection with the Exchange Notes offered hereby will be passed upon for the Company by Battle Fowler LLP, New York, New York. Mr. Lawrence Mittman, who is a partner of Battle Fowler LLP, is a director of the Company.



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



                                     EXPERTS

         The consolidated financial statements of Marvel Enterprises, Inc. (formerly Toy Biz, Inc.) and its subsidiaries as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998 incorporated herein by reference to Marvel Enterprises, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Ernst & Young LLP, independent auditors, as stated in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of Marvel Entertainment Group, Inc. and its subsidiaries as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 incorporated herein by reference to Marvel Entertainment Group, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1997 have been audited by Ernst & Young LLP, independent auditors, as stated in their report included therein (which contains an explanatory paragraph describing conditions that raise substantial doubt about Marvel Entertainment Group, Inc.'s ability to continue as a going concern, as described in Note 1 to the consolidated financial statements) and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.



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



The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JULY 20, 1999

PROSPECTUS


                            MARVEL ENTERPRISES, INC.

                            12% Senior Notes Due 2009

                              --------------------

                   Interest payable on June 15 and December 15

                              --------------------

         Marvel may redeem any of the Notes beginning on June 15, 2004. The initial redemption price is 106% of their principal amount, plus accrued interest. In addition, before June 15, 2002, Marvel may redeem up to 35% of the Notes at a redemption price of 112% of their principal amount, plus accrued interest, using proceeds from certain sales of its capital stock. The Notes will be guaranteed by each of Marvel's domestic subsidiaries.

                              --------------------

         The Notes will rank equally with our other senior unsecured indebtedness. The Notes will be junior to our secured indebtedness and all liabilities of our subsidiaries.

         For a more detailed description of the Notes, see "Description of the Notes" beginning on page 16.

                              --------------------

            Investing in the Notes involves risks. See "Risk Factors"
                              beginning on page 8.

                              --------------------

         This Prospectus is to be used by Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Dean Witter Reynolds, Inc. ("Dean Witter" and, together with Morgan Stanley, "Morgan Stanley Dean Witter"), in connection with offers and sales of the Notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Morgan Stanley Dean Witter may act as principal or as agent in such transactions. The Company will receive no portion of the proceeds of the sales of such Notes and will bear the expenses incident to the registration thereof. If Morgan Stanley Dean Witter conducts any market-making activities, it may be required to deliver a "market-making prospectus" when effecting offers and sales in the Notes because of the equity ownership of the Company by Morgan Stanley. As of July 12, 1999, Morgan Stanley owned in the aggregate approximately 8.7% of the outstanding common stock of the Company, on a converted basis, and was a party to a Stockholders' Agreement with the Company and certain other principal stockholders dated as of October 1, 1998. For as long as a market-making prospectus is required to be delivered, the ability of Morgan Stanley Dean Witter to make a market in the Notes may, in part, be dependent on the ability of the Company to maintain a current market-making prospectus.


824915.10

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

         You should rely only on the information provided or incorporated by reference in this Prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of the document. Neither the delivery of this Prospectus, nor any offer or sale made pursuant to this Prospectus, shall under any circumstances create an implication that the information contained in this Prospectus is correct as of any date subsequent to the date of this Prospectus.

                  , 1999



824915.10

                           FORWARD-LOOKING STATEMENTS

         This Prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We have based these statements on our beliefs and assumptions, based on information currently available to us. These forward-looking statements are subject to risks and uncertainties.

         Forward-looking statements are not guarantees of performance. Our future results and requirements may differ materially from those described in the forward-looking statements. Many of the factors that will determine these results and requirements are beyond our control. You should consider the risks and uncertainties discussed under "Risk Factors" and, among others, the following:

         o          our potential need for additional financing,

         o our potential inability to integrate the operations of Marvel Entertainment Group, Inc. with those of Toy Biz, Inc.,

         o our potential inability to successfully implement our business strategy,

         o a decrease in the level of media exposure or popularity of our characters resulting in declining revenues from products based on those characters,

         o the lack of commercial success of properties owned by major entertainment companies that have granted us toy licenses,

         o the lack of consumer acceptance of new product introductions,

         o the imposition of quotas or tariffs on toys manufactured in China as a result of a deterioration in trade relations between the U.S. and China,

         o          changing consumer preferences,

         o          production delays or shortfalls,

         o continued pressure by certain of our major retail customers to significantly reduce their toy inventory levels,

         o the impact of competition and changes to the competitive environment on our products and services,

         o changes in technology (including uncertainties associated with Year 2000 compliance),

         o          changes in governmental regulation, and

         o other factors detailed from time to time in our filings with the Securities and Exchange Commission (the "Commission").

         These forward-looking statements speak only as of the date of this Prospectus. We do not intend to update or revise any forward-looking statements to reflect events or circumstances after the date of this Prospectus, including changes in our business strategy or planned capital expenditures, or to reflect the occurrence of unanticipated events.

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                                        3

                       WHERE YOU CAN FIND MORE INFORMATION

         In connection with this offer, the Company has filed with the Commission a registration statement, under the Securities Act, relating to the Notes. As permitted by the Commission's rules, this Prospectus omits certain information included in the registration statement. For a more complete understanding of the Company and the Notes, you should refer to the registration statement, including its exhibits.

         We also file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any document we file at the Commission's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public from the Commission's Website at "http://www.sec.gov." Our common stock is listed on the New York Stock Exchange. You can obtain information about us from the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

         The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

         1. Our Annual Report on Form 10-K for the year ended December 31, 1998, and the amendment to that report on Form 10-K/A;

         2. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

         3. Our Current Reports on Form 8-K filed with the Commission on February 4, 1999, February 24, 1999, February 25, 1999, March 10, 1999 and July 20, 1999 and our Current Report on Form 8-K/A-2 filed with the Commission on November 25, 1998 (which incorporates by reference the consolidated financial statements included in Marvel Entertainment Group, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1997 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998);

         4. The descriptions of our common stock and preferred stock contained in our Registration Statements on Form 8-A filed on October 2, 1998 (SEC File Nos. 001-13638 and 000-24937);

         5. The section entitled "THE MARVEL PROPOSALS -- Securities to be Issued and Transferred under the Plan" on pages 82 -87 of our Proxy Statement on Schedule 14A (SEC File No. 001-13638), as filed with the Commission on August 13, 1998, which includes descriptions of our common stock and preferred stock;

         6. The section entitled "INFORMATION CONCERNING MARVEL" on pages 29-37 of the Proxy Statement described in the preceding paragraph, which includes information concerning Marvel Entertainment Group, Inc.; and

         7. The consolidated financial statements and schedule contained in the Annual Report of Marvel Entertainment Group, Inc. on Form 10-K/A for the year ended December 31, 1997.

824915.10
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



         You may request a copy of these filings, at no cost, by writing us at the following address: Marvel Enterprises, Inc., 387 Park Avenue South, New York, New York 10016, Attention: William H. Hardie, III, Corporate Secretary, or calling us at (212) 696-0808. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this Prospectus.


824915.10
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



                                TABLE OF CONTENTS



                                                                          Page
FORWARD-LOOKING STATEMENTS..................................................3
WHERE YOU CAN FIND MORE INFORMATION.........................................4
PROSPECTUS SUMMARY..........................................................7
RISK FACTORS................................................................8
RATIO OF EARNINGS TO FIXED CHARGES.........................................15
USE OF PROCEEDS............................................................15
DESCRIPTION OF THE NOTES...................................................16
PLAN OF DISTRIBUTION.......................................................49
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS....................49
LEGAL MATTERS..............................................................53
EXPERTS  ..................................................................53




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



                               PROSPECTUS SUMMARY

           Because this is a summary, it does not contain all the details that may be important to you. You should read this entire Prospectus carefully before you invest.

About Marvel Enterprises, Inc.

           We are an entertainment company. We operate in the licensing, comic book publishing and toy businesses. We own the copyrights to over 3,500 fictional characters, including Spider-Man, X-Men, Captain America, Fantastic Four and The Incredible Hulk.

           Our company was called "Toy Biz, Inc." until October 1, 1998. On that day, we acquired Marvel Entertainment Group, Inc., which had been in bankruptcy since December 1996, and changed our name to Marvel Enterprises, Inc. When we use the term "MEG" in this Prospectus, we are referring to Marvel Entertainment Group. The term "Toy Biz, Inc." refers to our company before we acquired MEG. Our acquisition of MEG was part of a plan of reorganization for Marvel Entertainment Group that was proposed, and ultimately confirmed by the court, in Marvel Entertainment Group's bankruptcy case. The transactions consummated on October 1, 1998 in connection with our acquisition of MEG and MEG's emergence from bankruptcy are referred to in this Prospectus as the "Reorganization."

           We operate through the following three business divisions:

           1. Marvel Licensing. Marvel Licensing licenses our characters for use in television programs, motion pictures, destination-based entertainment (such as theme parks), on-line media and other consumer products.

           2. Marvel Publishing. Marvel Publishing is one of the world's leading publishers of comic books. We believe that our characters are among the oldest and most recognizable in the entertainment industry. Marvel Publishing has published comic books based upon our characters for over 60 years, including some of the world's most popular comic book titles.

           3. Toy Biz. Toy Biz designs, develops, markets and distributes both innovative and traditional toys in the United States and internationally. Our toy products fall into three categories: toys based on our characters, proprietary toys designed and developed by us, and toys based on properties licensed to us by third parties.

           We sold our Fleer/SkyBox sports and entertainment trading card business in February 1999, an event we refer to in this Prospectus as the "Fleer Sale." We intend to dispose of our Panini activity stickers and adhesive paper business, conducted through our wholly-owned subsidiary Panini S.p.A., in 1999.

           Our executive offices are located at 387 Park Avenue South, New York, New York 10016 and our telephone number is (212) 696-0808.


824915.10
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



                                  RISK FACTORS


Our substantial indebtedness could interfere with our ability to pay interest and principal on the Notes.

         Our substantial indebtedness could interfere with our ability to pay interest and principal on the Notes. Our indebtedness consists of $250.0 million of Restricted Notes and a guarantee of $27.0 million of the indebtedness of Panini S.p.A. In addition, our secured working capital facility provides for borrowings of up to $60.0 million (subject to borrowing base restrictions).

         The amount of our indebtedness could have important consequences to noteholders, including, but not limited to, the following:

         o our ability to borrow money or sell stock for working capital, capital expenditures, acquisitions, general corporate or other purposes may be limited;

         o a substantial portion of whatever cash we make from our business will be needed to pay the principal of, and interest on, our indebtedness, thereby reducing the funds available to operate our business;

         o we have made promises in our loan agreements that could limit our ability to develop our business and expand; and

         o our indebtedness may make us more vulnerable to economic downturns, limit our ability to withstand competitive pressures and reduce our flexibility in responding to changing business and economic conditions.

         Our ability to pay interest on the Notes, to pay interest on our other indebtedness, to pay principal on the Notes, to repay our other lenders and to operate and grow our business will depend on our operating success, which could be affected by many factors, including general economic conditions and other factors beyond our control. If we do not fulfill the promises that we made in our loan agreements, our lenders could demand that we pay back all the money we owe them under those loan agreements immediately. If the cash we generate by operating our business, together with borrowings expected to be available under our working capital facility, is not sufficient to make required payments under our loan agreements and to cover our other cash requirements, we will need to renegotiate our loan agreements or to refinance all or a portion of our indebtedness or to obtain additional financing. It is possible that we will be unable to renegotiate our loan agreements, refinance that indebtedness or obtain additional financing.

We may need additional financing.

         We believe that the proceeds from the offering of the Restricted Notes, together with our expected cash flow from operations and borrowings expected to be available under our working capital facility, will be sufficient to fund our future growth as contemplated by our business strategy. We cannot assure you, however, that our business will generate the level of cash flow from operations that we expect or that future borrowings will be available to us. If our plans or assumptions change, if our assumptions prove to be inaccurate or if we experience unanticipated costs or competitive pressures, we may need to seek additional capital. We cannot assure you that we will be able to obtain such additional funds. In addition, our working capital facility requires us to comply with various financial and other covenants in order to borrow under the facility. We failed to comply with certain financial and other covenants under the now-terminated $200.0 million bridge loan facility that we obtained from UBS AG, Stamford Branch ("UBS") on October 1, 1998 and the now-terminated revolving credit facility with UBS that we also obtained on October 1, 1998.


824915.10
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



         If we are unable to obtain any additional funds, it could have a material adverse effect on us.

Our financing agreements limit our operating flexibility.

         Both the indenture that governs the Notes and our working capital facility constrict us in ways that may limit our financial success. For instance, they limit our ability to:

         o          incur additional indebtedness;

         o          incur liens;

         o pay dividends, make investments or make some types of payments;

         o          consummate some types of asset sales;

         o          enter into some types of transactions with affiliates;

         o          merge or consolidate with any other person; or

         o sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets.

         Our working capital facility requires us to satisfy various financial tests. Events beyond our control might cause us to fail those tests. If we fail any of the tests, our working capital facility lenders will have the right to demand that we pay back all the money we owe them at once. If we are unable to repay the money, those lenders might be entitled to sell substantially all our assets, which we expect will be pledged to the lenders to secure our debt.

A significant portion of our cash flow comes from our subsidiaries.

           A significant portion of our operations are conducted through our subsidiaries and a significant portion of our assets are owned by those subsidiaries. Accordingly, our cash flow and consequent ability to meet our obligations will depend, to a significant extent, upon the earnings of those subsidiaries and the availability of those earnings to us by way of dividends, distributions, repayments of advances or loans.

Panini S.p.A. and our other foreign subsidiaries will not guarantee the Notes. Your right to receive payments on the Notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate, or reorganize.

           None of our foreign subsidiaries (including Panini S.p.A.) will guarantee the Notes unless they guarantee other indebtedness. Claims of creditors (including trade creditors) of those subsidiaries may reduce significantly the funds otherwise available from the operations of those subsidiaries. Specifically, in the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

The Notes are unsecured. The claims of certain other parties will have priority over your claims.

           The Notes will be effectively subordinated to all of our secured obligations, including obligations under our secured working capital facility, to the extent of the assets securing such obligations. Our working capital facility is secured by substantially all of our assets (other than our intellectual property and the capital stock of Panini S.p.A.).


824915.10
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



Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.

           Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a subsidiary guarantee of the Notes could be voided, or claims in respect of a subsidiary guarantee could be subordinated to all other debts of the subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its subsidiary guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of such subsidiary guarantee and:

           o was insolvent or rendered insolvent by reason of such incurrence; or

           o was engaged in a business or transaction for which the subsidiary guarantor's remaining assets constituted unreasonably small capital; or

           o intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

           In addition, any payment by that subsidiary guarantor pursuant to its subsidiary guarantee could be voided and required to be returned either to the subsidiary guarantor or to a fund for the benefit of the creditors of the subsidiary guarantor.

           The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

           o the sum of its debts, including contingent liabilities, were greater than the fair salable value of all of its assets;

           o if the present fair salable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

           o          it could not pay its debts as they become due.

           On the basis of historical financial information, recent operating history and other factors, we believe that each subsidiary guarantor, after giving effect to its guarantee of the Notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. A court, however, might not agree with our conclusions in this regard.

A significant portion of our assets are intangible assets and may not be sufficient to repay all of our indebtedness (including the Notes) if secured creditors foreclose on the assets pledged to them.

           A significant portion of our assets consist of copyrights, trademarks, licenses, goodwill and certain other intangibles. These assets comprised $487.7 million of our $689.9 million of total assets at December 31, 1998, resulting in negative tangible net worth of $304.1 million. The value of these assets could be reduced materially in the future due to changing consumer preferences, our failure to implement our business strategy, competition and other future trends. As a result, our assets may not be sufficient to repay all of our indebtedness (including the Notes) if secured creditors foreclose on the assets pledged to them or if we are forced to dispose of our assets to meet our obligations.


824915.10
                                       10

Licensing of our intellectual property rights to third parties reduces the value of those rights in the event of an asset disposition.

           Our business strategy is to generate revenue by licensing the right to use our characters to third parties. This strategy requires us to surrender some or all of the rights to our characters for varying periods of time. If we are forced to dispose of our assets to meet our obligations under the Notes (or other indebtedness), the value we receive for our characters could be reduced to the extent we have granted rights over those characters to third parties.

           In addition, as part of our licensing strategy, we may receive non-cash consideration for licensing the right to use our characters to third parties. Non-cash consideration may not provide a cash stream to enable us to service our obligations under the Notes (or other indebtedness). In addition, any non-cash consideration may involve considerable credit risk, may not be convertible into cash and may have no value upon sale.

The financial data of MEG has limited use in evaluating our future performance.

         The financial data of MEG is not indicative of our future performance due to several factors, including: (1) the effects of MEG's acquisition of Panini S.p.A. on September 1, 1994; (2) MEG's consolidation of its financial statements with those of Toy Biz, Inc. from March 2, 1995 (the date of Toy Biz, Inc.'s initial public offering) through June 30, 1997 (the results of operations of Toy Biz, Inc. after June 30, 1997 are not included in MEG's statement of operations data); (3) the effects of MEG's acquisition of SkyBox International Inc. on April 27, 1995; (4) MEG's commencement of bankruptcy proceedings on December 27, 1996; (5) the Reorganization; (6) the Fleer Sale and (7) the intended disposition of the Panini business. As a result, there is limited financial and operating data of MEG for a potential investor to evaluate.

We might not be able to integrate the businesses of Toy Biz, Inc. and MEG.

         Our future success will depend in part on our ability to effectively integrate the businesses of Toy Biz, Inc. and MEG. This process may require a disproportionate amount of time and attention of our management, financial and other resources. Although we believe that we have the opportunity for synergies and cost savings, the timing or amount of synergies or cost savings that may ultimately be attained is uncertain. Some of the anticipated benefits of the combination may not be achieved if our operations are not successfully integrated in a timely manner. The difficulties of that integration may initially be increased by the necessity of coordinating and integrating personnel with different business backgrounds and corporate cultures. We might not be able to integrate effectively Toy Biz, Inc.'s and MEG's operations. If we are not successful in this combination, if the combination takes longer than anticipated, or if the integrated operations fail to achieve market acceptance, our business could be adversely affected. In addition, implementation of our business strategy will be subject to numerous other contingencies beyond our control, including, among others, general and regional economic conditions, interest rates, competition, and the ability to attract and maintain skilled employees. As a result, the combination might not be successful, our business strategies might not be effective and we might not be able to achieve our goals.

There have been declines in many of our lines of business in recent periods.

         In recent years there has been a decline in many of our businesses, and that decline may continue. In 1995 and 1996, there was an overall decline in MEG's core publishing business, its licensing business and its sports and entertainment trading card business which had a material adverse effect on MEG. This decline, along with the substantial indebtedness incurred by MEG in connection with its acquisition program, ultimately led MEG to file for bankruptcy protection in 1996. MEG's publishing revenues, along with those of the overall comic book industry, declined primarily as a result of reduced readership, lower speculative purchases and lower selling prices, which in turn caused a contraction in the number of comic book specialty stores. These store closings further hurt MEG's net publishing revenues. In 1997 and 1998, MEG's publishing revenues continued

824915.10
                                       11
to decline due to these reasons and MEG's decision to eliminate unprofitable comic book titles. We do not expect publishing revenues to return to pre-bankruptcy levels.

         MEG's licensing revenues declined significantly from pre-bankruptcy levels. These revenues decreased from $54.7 million in 1995 to $15.1 million in 1998. There can be no assurance that our licensing revenues will reach MEG's pre-bankruptcy levels.

         The bankruptcy of MEG also caused a decline in our toy business because a substantial portion of our toy products were based on characters licensed to us by MEG. Our toy business might not return to its pre-bankruptcy levels. In addition, during the fourth quarter of 1998, our operations were hurt by the decision of Toys 'R' Us, one of our major customers, to significantly reduce its toy inventory levels.

         Our net toy sales were $221.6 million, $150.8 million and $212.4 million in 1996, 1997 and 1998, respectively, while our toy operating income
(loss) was $27.2 million, $(49.3) million and $(18.7) million, respectively, for such periods. MEG's revenues (including the Fleer/SkyBox sports and entertainment trading card and Panini activity sticker and adhesive paper businesses) were $745.5 million, $471.7 million and $273.5 million in 1996, 1997 and the nine months ended September 30, 1998, respectively, while its operating loss was $(386.3) million, $(191.4) million and $(2.3) million, respectively, for such periods.

         We believe the sales and the profitability of each of our businesses have been hurt by concerns about the effect of MEG's bankruptcy proceedings among customers and others with whom we do business. While we believe that the consummation of MEG's plan of reorganization has alleviated these concerns, our sales and profitability might continue to be adversely affected.

We might not be able to successfully implement our business strategy.

         Our ability to pay interest and principal on the Notes depends on the success of our business strategy. Our strategy is to increase the media exposure of our characters by licensing our characters for feature films, television programming and other media. We believe that this kind of media exposure increases consumer awareness and the popularity of our characters and generates increased sales of our comic books and toys, as well as licensed products based on our characters. We have granted, and expect to grant, licenses to produce feature films and television programming based on our characters. However, whether any feature films or television programming are actually made, released or broadcast, and the timing of release or broadcast, if any, is outside of our control. In the past, we have granted licenses to produce feature films based on many of our key characters, including Spider-Man, X-Men, Captain America, Fantastic Four, The Incredible Hulk, Iron Man, Daredevil and Silver Surfer. To date, no feature films based on these characters have been released. If a feature film or television programming is released or broadcast, we cannot provide any assurances that such film or programming will be successful or that such film or programming will result in increased demand for licensing and toys based on our characters. If we overestimate the demand for Marvel-based toys, we may have a large inventory of toys which we cannot sell or must mark down to sell, and therefore our financial results could be materially impacted. While we have over 3,500 characters, we have fewer than 20 which are very well known by a broad group of consumers.

Our customer base for toys is concentrated.

         Like other toy makers, we are dependent upon toy retailers and mass merchandisers to distribute our products. The retail toy business is highly concentrated. The five largest customers for our toy products accounted in the aggregate for approximately 66% of our total toy sales in 1998. An adverse change in, or termination of, our relationship with one or more of our major customers could have a material adverse effect on us. In recent years, the retail chain store industry, and the toy retail industry in particular, have undergone significant consolidation. To the extent that this consolidation continues, our distribution base could shrink,

824915.10
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



thereby concentrating an even greater percentage of our sales in a smaller number of retailers and increasing the remaining toy retailers' ability to negotiate more favorable terms and prices from us.

Toy retailers' inventory management systems could cause us to produce the wrong amount of toy products.

         Each of our five top toy customers uses, to some extent, inventory management systems which track sales of particular products and rely on reorders being rapidly filled by suppliers like us, rather than on large inventories being maintained by the retailers themselves. These systems increase pressure on us to fill orders promptly. The systems also shift a portion of retailers' inventory risk onto us. Our production of excess products to meet anticipated retailer demand could result in markdowns and increased inventory carrying costs for us on even our most popular items. For instance, we believe that our operations were negatively impacted in the fourth quarter of 1998 by the decision of Toys 'R' Us, one of our major customers, to significantly reduce its toy inventory levels. If we fail to anticipate a high demand for our products, however, we face the risk that we may be unable to provide adequate supplies of popular toys to retailers in a timely fashion, particularly during the Christmas season, and may consequently lose sales.

We are vulnerable to changing consumer preferences.

         Our new and existing toy products are subject to changing consumer preferences. Most of our toy products can be successfully marketed for only a limited period. In particular, toys based on feature films are in general successfully marketed for only a year or two following the film's release. Existing product lines might not retain their current popularity or new products developed by us might not meet with the same success as our current products. We might not accurately anticipate future trends or be able to successfully develop, produce and market products to take advantage of market opportunities presented by those trends. Part of our strategy is to make toys based on the anticipated success of feature film releases and TV show broadcasts. If these releases and broadcasts are not successful, we may not be able to sell these toys profitably, if at all. In addition, we derive a substantial portion of our revenues from a limited number of popular toys. In particular, we expect products based on our World Championship Wrestling license to generate a significant portion of our operating income during the next several years. If these products are not successful, it could have a material adverse effect on us.

We depend on toy manufacturers in China.

         A large number of our toy products are manufactured in China, which subjects us to risks of currency exchange fluctuations, transportation delays and interruptions, and political and economic disruptions. Our ability to obtain products from our Chinese manufacturers is dependent upon the United States' trade relationship with China. The "most favored nation" status of China, which is reviewed annually by the United States government, is a regular topic of political controversy. The loss of China's "most favored nation" status would increase the cost of importing products from China significantly, which could have a material adverse effect on us. The imposition of further trade sanctions on China could result in significant supply disruptions or higher merchandise costs to us. We might not be able to find alternate sources of manufacturing outside China on acceptable terms even if we want or need to. Our inability to find those alternate sources could have a material adverse effect on us.

         We purchase goods from manufacturers in China mostly in Hong Kong dollars and, accordingly, fluctuations in Hong Kong monetary rates may have an impact on our cost of goods. In recent years, the value of the Hong Kong dollar has been tied to the value of the United States dollar, eliminating fluctuations between the two currencies. The Hong Kong dollar, however, might not continue to be tied to the United States dollar. Furthermore, appreciation of Chinese currency values relative to the Hong Kong dollar could increase our cost of products manufactured in China and harm our business.


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



Our toy business is seasonal.

         Unlike many industries, the toy industry tends to be seasonal. Our annual operating performance depends, in large part, on our sales of toys during the relatively brief Christmas selling season. During 1996, 1997 and 1998, 64%, 67% and 60%, respectively, of our domestic net toy sales were realized during the second half of the year. We expect that our toy business will continue to experience a significant seasonal pattern for the foreseeable future. This seasonal pattern requires significant use of working capital mainly to build inventory during the year, prior to the Christmas selling season, and requires accurate forecasting of demand for our products during the Christmas selling season.

We must often make advance payments and guarantee royalties under licenses that we acquire.

         When we obtain licenses from others to manufacture products based on their characters, we are often required to pay significant non-refundable advances or to guarantee significant minimum royalty payments without knowing whether the characters will be popular. If a character does not turn out to be popular, the non-refundable advances and guaranteed minimum royalties might cause us to lose a significant amount of money on the license.

We depend on a single direct market comic book distributor.

         We distribute our comic book publications to the direct market through the only major comic book distributor. The direct market accounted for approximately 81% of Marvel Publishing's net publishing revenues in 1998. As a result, a termination of our agreement with that distributor could significantly disrupt our publishing operations. Our agreement with the distributor is for a term of three-and-a-half years and automatically renews for succeeding one-year periods unless terminated by either party. Either party also has the right to terminate upon the happening of certain events. We believe that the termination of the current distribution agreement would not have a long-term material adverse effect on us.

We depend on our key personnel.

         We depend to a substantial extent upon the expertise and services of our senior management personnel and upon the expertise and services of Avi Arad, who is our Chief Creative Officer, the President and Chief Executive Officer of our film and television production operations, and one of our directors. Virtually all of our toy products are the result of inventions by Mr. Arad or are products in which Mr. Arad played a significant development role. The loss of Mr. Arad's services could have a material adverse effect on us. In addition, the loss of the services of any of our other senior management personnel also could have a material adverse effect on us. The Company does not currently maintain key-man life insurance on any of its personnel.

We have not yet achieved Year 2000 compliance.

         Through March 31, 1999, we incurred Year 2000 ("Y2K") conversion costs of approximately $1.5 million, primarily for our Toy Biz division, and we expect to incur an additional $1.0 million in 1999. We are utilizing both internal and external resources to upgrade or replace our software for Y2K compliance. We anticipate completing the Y2K project for all our divisions by October 31, 1999.

         During MEG's bankruptcy, the Marvel Licensing and Marvel Publishing divisions had received only nominal Y2K conversion attention. We have placed all our divisions on an accelerated program and have enlisted full time external project management resources to supplement our efforts.

         A weekly steering committee now monitors the Y2K program against its primary goal of critical system remediation across three key areas: 1) enterprise software for basic accounting and order execution; 2) legacy

824915.10
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



and infrastructure remediation (i.e. remaining systems, PCs, telephones); and 3) third party (customers, vendors) status and contingency planning. A quality assurance program will be initiated in the third quarter.

         The cost of the project and the date on which we will complete the Y2K modifications are only estimates. We are currently not aware of any material issues of Y2K non-compliance with our customers and suppliers. The worst-case scenarios would be manual performance of all accounting functions and the loss of relationships with major customers because of the inability of our computers to interface with theirs. We have not yet developed a contingency plan to assess the likelihood of, and to address, the worst-case scenarios. If the Y2K project is not completed on a timely basis, or if our customers or suppliers fail to address all the Y2K issues, it could have a material adverse impact on our operations. We currently believe that the Y2K issue will not pose significant operational problems for our computer systems.

There is no existing public market for the Notes.

         Although holders of Notes who are not "affiliates" of the Company within the meaning of the Securities Act may resell or otherwise transfer their Notes without compliance with the registration requirements of the Securities Act, there is no existing market for the Notes, and there can be no assurance as to the liquidity of any markets that may develop for the Notes, the ability of holders of Notes to sell their Notes or the prices at which holders would be able to sell their Notes. Future trading prices of the Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities.


                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                         Three Months
                                                           Year Ended December 31,                     Ended March 31,
                                        ---------------------------------------------------------------------------------
                                             1994         1995       1996        1997        1998            1999
                                             ----         ----       ----        ----        ----            ----
Ratio of Earnings to Fixed Charges           16.2x       71.8x      73.1x          --          --            1.2x
                                        =================================================================================

         For the purposes of the ratio of earnings to fixed charges, earnings were calculated by adding pretax income, interest expense and the portion of rents representative of an interest factor. Fixed charges consist of interest expense and the portion of rents representative of an interest factor. For the years ended December 31, 1997 and 1998, the Company's earnings were insufficient to cover its fixed charges by approximately $49.7 million and $28.2 million, respectively. The ratio of earnings to fixed charges for the year ended December 31, 1998 is not comparable with prior periods due to the Company's acquisition of MEG on October 1, 1998.


                                USE OF PROCEEDS

         The Company will not receive any cash proceeds from the issuance of the notes offered by this prospectus.



824915.10
                                       15

                            DESCRIPTION OF THE NOTES

         The Notes have been issued under an Indenture, dated as of February 25, 1999 (the "Indenture"), among the Company, as issuer, the Company's domestic subsidiaries (the "Subsidiary Guarantors") and IBJ Whitehall Bank & Trust Company (the "Trustee"). A copy of the Indenture is available upon request from the Company. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended. Whenever particular defined terms of the Indenture not otherwise defined herein are referred to, such defined terms are incorporated herein by reference. For definitions of certain capitalized terms used in the following summary, see "--Certain Definitions." As used in this "Description of the Notes" section, the "Company" means Marvel Enterprises, Inc. and its successors under the Indenture, but not any of its subsidiaries.

General

           The Notes will be unsecured unsubordinated obligations of the Company, initially limited to $250.0 million aggregate principal amount, and will mature on June 15, 2009. Each Note will initially bear interest at 12% per annum from the Closing Date or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semiannually (to Holders of record at the close of business on June 1 or December 1 immediately preceding the Interest Payment Date) on June 15 and December 15 of each year, commencing June 15, 1999.

           Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, the City of New York (which initially will be the corporate trust office of the Trustee at One State Street, New York, New York 10004; provided that, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses as they appear in the Security Register.

           The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount and any integral multiple thereof. See "--Book-Entry; Delivery and Form." No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

           Subject to the covenants described below under "Covenants" and applicable law, the Company may issue additional Notes under the Indenture. The Notes offered hereby and any additional Notes subsequently issued would be treated as a single class for all purposes under the Indenture.

Optional Redemption

           The Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after June 15, 2004 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing June 15 of the years set forth below:



         Year                                                         Redemption
         ----------                                                     Price
                                                                    ------------
        2004..........................................................  106.000%
        2005..........................................................  104.000


824915.10
                                       16

       2006............................................................. 102.000
       2007 and thereafter.............................................. 100.000

           In addition, at any time prior to June 15, 2002, the Company may redeem up to 35% of the principal amount of the Notes with the Net Cash Proceeds of one or more sales of Capital Stock of the Company (other than Disqualified Stock), at any time or from time to time in part, at a Redemption Price (expressed as a percentage of principal amount) of 112%, plus accrued and unpaid interest to the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date); provided that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding after each such redemption and notice of any such redemption is mailed within 60 days after such sale of Capital Stock.

           In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Note of $1,000 in principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

Guarantees

           Payment of the principal of, premium, if any, and interest on the Notes will be guaranteed, jointly and severally, on an unsecured senior basis by the Subsidiary Guarantors. Initially, all Restricted Subsidiaries other than Toy Biz International Ltd. and Compania de Juguetes Mexicanos will be Subsidiary Guarantors. Each future Restricted Subsidiary which is not a Foreign Subsidiary will be required to enter into a supplemental indenture pursuant to which such Restricted Subsidiary will guarantee the obligations of the Company under the Notes. In addition, if any Restricted Subsidiary becomes a guarantor or obligor in respect of any other Indebtedness of the Company or any Restricted Subsidiary, the Company will cause such Restricted Subsidiary to Guarantee the Company's obligations under the Notes. See "--Covenants--Limitation on Issuances of Guarantees by Restricted Subsidiaries."

           The obligations of each Subsidiary Guarantor under its Note Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable Federal or state laws. Each Subsidiary Guarantor that makes a payment or distribution under its Note Guarantee will be entitled to a contribution from any other Subsidiary Guarantor in a pro rata amount based on the net assets of each Subsidiary Guarantor determined in accordance with GAAP. See "Risk Factors--Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors."

           The Note Guarantee issued by any Subsidiary Guarantor or Restricted Subsidiary will be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Company's Capital Stock in, or all or substantially all the assets of, such Subsidiary Guarantor or Restricted Subsidiary or (ii) the designation of such Subsidiary Guarantor or Restricted Subsidiary as an Unrestricted Subsidiary, in each case in compliance with the terms of the Indenture.

Sinking Fund

           There will be no sinking fund payments for the Notes.


824915.10
                                       17

Ranking

           The Indebtedness evidenced by the Notes will rank pari passu in right of payment with all future unsubordinated indebtedness of the Company and senior in right of payment to all existing and future subordinated indebtedness of the Company. The Notes will be effectively subordinated to all secured indebtedness of the Company.

           Each Note Guarantee will rank pari passu in right of payment with all other existing and future unsubordinated obligations of such Subsidiary Guarantor and senior in right of payment to all future obligations of such Subsidiary Guarantor expressly subordinated in right of payment to the Note Guarantee of such Subsidiary Guarantor. Each Note Guarantee, however, will be effectively subordinated to secured indebtedness of the respective Subsidiary Guarantor with respect to the assets of such Subsidiary Guarantor securing such obligations.

Certain Definitions

           Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Indenture. Reference is made to the Indenture for the full definition of all terms as well as any other capitalized term used herein for which no definition is provided.

           "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

           "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

            (i) the net income of any Person that is not a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person during such period;

            (ii) the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries;

            (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

            (iv) any gains or losses (on an after-tax basis) attributable to sales of assets;

            (v) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below, any amount paid or accrued as dividends on Preferred Stock of the Company owned by Persons other than the Company and any of its Restricted Subsidiaries; and

            (vi) all extraordinary gains and extraordinary losses.

824915.10
                                       18

           "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission or provided to the Trustee.

           "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

           "Asset Acquisition" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such acquisition.

           "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

           "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of assets of the Company; provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets, (b) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under the "Limitation on Restricted Payments" covenant, (c) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would satisfy clause (B) of the "Limitation on Asset Sales" covenant, (d) worn-out or obsolete equipment or assets that, in the Company's reasonable judgment, are either no longer used or useful in the business of the Company and the Restricted Subsidiaries or (e) any transfers that, but for this clause (e), would be Asset Sales, if after giving effect to such transfers, the aggregate fair market value of the properties or assets transferred in such transaction or any such series of related transactions does not exceed $500,000.


824915.10
                                       19

           "Attributable Indebtedness" when used with respect to any Sale-Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Company's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale-Leaseback Transaction.

           "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

           "Avoidance Litigation Trust" has the meaning set forth in the Plan.

           "Beneficial Owner" (including, with correlative meaning, "Beneficially Owned") has the meaning set forth in Rule 13d-3 under the Exchange Act.

           "Beneficially Owned Directly" means Beneficially Owned without taking into account any agreement or other arrangement or understanding (including the Stockholders Agreement).

           "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

           "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

           "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

           "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than an Excluded Stockholder or Excluded Group, becomes the Beneficial Owner of more than 35% of the total voting power of the Voting Stock of the Company on a fully diluted basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Company, on a fully diluted basis, than is held by the Excluded Stockholders on such date; provided that the Persons party to the Stockholders Agreement on the Closing Date and their Affiliates shall not constitute a "group" for purposes of this clause (i) solely as a result of being a party to the Stockholders Agreement so long as no Person party to the Stockholders Agreement Beneficially Owns Directly a greater percentage of the voting power of the Voting Stock of the Company than is Beneficially Owned Directly by the Excluded Stockholders or (ii) individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election to the Board of Directors or whose nomination by the Board of Directors for election by the Company's stockholders was approved (a) by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved, (b) pursuant to the terms of the Stockholders Agreement so long as no Person party to the Stockholders Agreement Beneficially Owns Directly a greater percentage of the voting power of the Voting Stock of the Company than is Beneficially Owned Directly by the Excluded Stockholders, or (c) by an Excluded Stockholder) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

           "Closing Date" means the date on which the Notes are originally issued under the Indenture.


824915.10
                                       20

           "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income: (i) Consolidated Interest Expense, (ii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iii) depreciation expense, (iv) amortization expense and (v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by
(B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.

           "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries (other than Indebtedness Guaranteed pursuant to the Panini Guaranty, except to the extent the Company or any Restricted Subsidiary actually pays interest on such Indebtedness); and all interest payable with respect to discontinued operations) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

           "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

           "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

           "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

           "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a

824915.10
                                       21
scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below. The Company's outstanding 8% Preferred Stock would not constitute Disqualified Stock under the Indenture.

           "Excess Administration Expense Claims Note" means a promissory note to be issued under the Plan by the Company to Zib Inc. or one of its Affiliates, the proceeds of which will be used by the Company to pay administration expense claims related to the bankruptcy of Marvel Entertainment Group, Inc.; provided that the aggregate amount of such note does not exceed $10 million.

           "Excluded Group" means a "group" (within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act) that includes one or more of the Excluded Stockholders; provided that a majority of the voting power of the Voting Stock of the Company Beneficially Owned by such group is Beneficially Owned Directly by such Excluded Stockholder(s).

           "Excluded Stockholder" means (i) Isaac Perlmutter or Avi Arad or any of their respective Affiliates, (ii) any spouse or any one or more lineal descendants of the Persons included in the foregoing clause (i) and their respective spouses and each of their respective Affiliates and (iii) any trust established solely for the benefit of, and any charitable trust or foundation established by, any one or more of the Persons included in the foregoing clauses
(i) and (ii); provided that each such Person included in the foregoing clauses
(ii) and (iii) shall only be deemed to be an Excluded Stockholder to the extent such Person's Capital Stock of the Company was received directly or indirectly from Isaac Perlmutter or Avi Arad, respectively.

           "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

           "Foreign Subsidiary" means any Subsidiary of the Company that is an entity which is a controlled foreign corporation under Section 957 of the Internal Revenue Code.

           "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Notes and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

           "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or

824915.10
                                       22
supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

           "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

            "Indebtedness" means, with respect to any Person at any date of determination (without duplication):

            (i)  all indebtedness of such Person for borrowed money;

            (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

            (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

            (v) all Capitalized Lease Obligations and other Attributable Indebtedness;

            (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness;

            (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;

            (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements; and

            (ix) all Disqualified Stock of such Person.

           The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such

824915.10
                                       23
time as determined in conformity with GAAP, (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest, (C) that the amount of Indebtedness at any time of any Disqualified Stock shall be the maximum fixed redemption or repurchase or repurchase price of such Disqualified Stock where the "maximum fixed redemption or repurchase price" of any Disqualified Stock which does not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased or redeemed at such time, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution and (D) that Indebtedness shall not include any liability for federal, state, local or other taxes.

           "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Company and its Affiliates.

           "Interest Coverage Ratio" means, on any Transaction Date, the ratio of (i) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the Commission or provided to the Trustee (the "Four Quarter Period") to
(ii) the aggregate Consolidated Interest Expense during such Four Quarter Period. In making the foregoing calculation, (A) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the "Reference Period") commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period unless any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of the Company, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period; (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period; (C) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (D) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (C) or (D) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available.

           "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.


824915.10
                                       24

           "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as an account or licensing receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the retention of the Capital Stock (or any other Investment) by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Subsidiary, including without limitation, by reason of any transaction permitted by clause (iii) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described below, the amount of or a reduction in an Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced.

           "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

           "MAFCO Litigation Trust" has the meaning set forth in the Plan.

           "Moody's" means Moody's Investors Service, Inc. and its successors.

           "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole,
(iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

           "Note Guarantee" means (i) any guarantee of the obligations of the Company under the Indenture and the Notes by any Subsidiary Guarantor and (ii) any Subsidiary Guarantee.

           "Offer to Purchase" means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating:


824915.10
                                       25

            (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

            (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");

            (iii) that any Note not tendered will continue to accrue interest pursuant to its terms;

            (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

            (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

            (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

            (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new
      Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

            On the Payment Date, the Company shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

            "Panini Guaranty" means the Guarantee Agreement, dated as of September 28, 1998, among the Company, certain subsidiaries of the Company and The Chase Manhattan Bank.

            "Panini Indemnity" has the meaning set forth in the Plan.

            "Panini Notes" means debt securities to be issued by the Company pursuant to and in accordance with the Panini Guaranty; provided that the aggregate amount of such debt securities does not exceed $27.0 million.

            "Permitted Investment" means:

            (i) an Investment in the Company or a Subsidiary Guarantor or a Person which will, upon the making of such Investment, become a Subsidiary Guarantor or be merged or consolidated with or into or

824915.10
                                       26
      transfer or convey all or substantially all its assets to, the Company or a Subsidiary Guarantor; provided that such person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment;

            (ii)     Temporary Cash Investments;

            (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

            (iv) stock, obligations or securities received in satisfaction of judgments;

            (v) an Investment in an Unrestricted Subsidiary consisting solely of an Investment in another Unrestricted Subsidiary;

            (vi) Interest Rate Agreements and Currency Agreements designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in interest rates or foreign currency exchange rates;

            (vii) Investments in the MAFCO Litigation Trust and the Avoidance Litigation Trust in accordance with their respective terms; provided that the aggregate amount of such Investments does not exceed $2.1 million plus the net reduction in Investments made pursuant to this clause (vii) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale or other disposition of any such Investment (except in each case to the extent of any gain on such sale or disposition that would be included in the calculation of Adjusted Consolidated Net Income for purposes of clause (C)(1) of the "Limitation on Restricted Payments" covenant) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "Investments"); provided that the net reduction in any Investment shall not exceed the amount of such Investment;

            (viii) Investments in any Person (other than an Unrestricted Subsidiary) received in return for the licensing or sublicensing of use of any intellectual property to such Person by the Company or any Restricted Subsidiary in the ordinary course of business; provided that any such Investment in an Affiliate of the Company must satisfy the requirements of clause (i) of the second paragraph of the "Limitation on Transactions with Shareholders and Affiliates" covenant; and

            (ix) an Investment in a Restricted Subsidiary which is not a Subsidiary Guarantor, provided that the aggregate amount of such Investments does not exceed $5 million plus the net reduction in Investments made pursuant to this clause (ix) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale or other disposition of any such Investment (except in each case to the extent of any gain on such sale or disposition that would be included in the calculation of Adjusted Consolidated Net Income for purposes of clause (C)(1) of the "Limitation on Restricted Payments" covenant) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "Investments"); provided that the net reduction in any Investment shall not exceed the amount of such Investment.

      "Permitted Liens" means:

            (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

            (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings

824915.10
                                       27
      promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

            (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

            (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

            (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;

            (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with the "Limitation on Indebtedness" covenant described below, to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

            (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

            (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;

            (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

            (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

            (xi) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;

            (xii) Liens in favor of the Company or any Restricted Subsidiary;

            (xiii) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default;

            (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

            (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;


824915.10
                                       28

            (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

            (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Closing Date;

            (xviii) Liens on shares of Capital Stock of any Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary;

            (xix) licenses or similar rights granted by the Company or any Restricted Subsidiary in the ordinary course of business;

            (xx) any interest or title of a licensor in the property subject to a license;

            (xxi)    Liens on or sales of receivables; and

            (xxii) Liens securing Indebtedness or other obligations in an aggregate amount not to exceed $5.0 million.

            "Plan" means the Fourth Amended Joint Plan of Reorganization proposed by Toy Biz, Inc. and certain secured creditors of Marvel Entertainment Group, Inc. in connection with the bankruptcy of Marvel Entertainment Group, Inc. which was confirmed by the United States District Court for the District of Delaware on July 31, 1998, as subsequently amended.

           "Registration Rights Agreements" means (i) the Registration Rights Agreement, dated as of October 1, 1998, among the Company and certain holders of its capital stock; (ii) the Registration Rights Agreement, dated as of December 8, 1998, among the Company and certain holders of its capital stock; and (iii) the registration rights provided for in Section 6.18 of the Plan.

            "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

           "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, and its successors.

           "Sale-Leaseback Transaction" means any transaction whereby the Company or a Restricted Subsidiary sells or transfers any of its assets or properties whether now owner of hereafter acquired and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

           "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.


824915.10
                                       29

           "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

           "Stockholders Agreement" means the Stockholders Agreement, dated as of October 1, 1998, among the Company and certain holders of its capital stock, as in effect on the closing date.

           "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

           "Temporary Cash Investment" means any of the following:

            (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

            (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

            (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank or trust company meeting the qualifications described in clause (ii) above;

            (iv) commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; and

            (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's.

           "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

           "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

           "Unrestricted Subsidiary" means (i) Panini S.p.A., inactive Subsidiaries of the Company and any other Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed

824915.10
                                       30

Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the "Limitation on Restricted Payments" covenant described below and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the "Limitation on Indebtedness" and "Limitation on Restricted Payments" covenants described below. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

           "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

           "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

           "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.


Covenants

Limitation on Indebtedness

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes and Indebtedness existing on the Closing Date); provided that the Company or any Subsidiary Guarantor may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio would be greater than 2.0:1.

           Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

824915.10
                                       31

            (i) Indebtedness of the Company or any Subsidiary Guarantor outstanding at any time in an aggregate principal amount (together with refinancings thereof) not to exceed the greater of (x) $70.0 million, less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described below, and (y) the sum of 80% of the book value of the accounts receivable due within one year and 50% of the inventory of the Company and the Restricted Subsidiaries calculated on a consolidated basis in accordance with GAAP;

            (ii) Indebtedness owed (A) to the Company evidenced by an unsubordinated promissory note or (B) to any Restricted Subsidiary; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii);

            (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes or any Note Guarantees shall only be permitted under this clause (iii) if (A) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes or any Note Guarantees, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes or such Note Guarantees, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes or any Note Guarantees, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes or such Note Guarantees at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes or such Note Guarantees and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Company or any Subsidiary Guarantor be refinanced by means of any Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor pursuant to this clause (iii);

            (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (a) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

            (v) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change of Control or (B) deposited to defease the Notes as described below under "Defeasance";


824915.10
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            (vi) Guarantees of the Notes and Guarantees of Indebtedness of the
      Company or any Subsidiary Guarantor by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with the "Limitation on Issuance of Guarantees by Restricted Subsidiaries" covenant described below;

            (vii) Indebtedness under the Panini Notes and the Excess Administration Expense Claims Note;

            (viii) Indebtedness Incurred by the Company or any Subsidiary Guarantor in an aggregate amount outstanding at any time (including refinancings thereof) not to exceed $20.0 million to finance the cost of an acquisition of (A) any Person (other than the Company and its Restricted Subsidiaries) whereby such Person will be merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries or (B) the property or assets of any Person (other than the Company and its Restricted Subsidiaries); provided that such property or assets are related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries;

            (ix) Indebtedness incurred by the Company or any Subsidiary Guarantor to finance the cost of acquiring equipment, inventory or other assets (both tangible and intangible) used or useful in the business of the Company and its Restricted Subsidiaries in an aggregate amount outstanding at any time (including refinancings thereof) not to exceed $5.0 million; and

            (x) Indebtedness of the Company or any Subsidiary Guarantor (in addition to Indebtedness permitted under clauses (i) through (ix) above) in an aggregate principal amount outstanding at any time (together with refinancings thereof) not to exceed $15.0 million, less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described below.

            (b) Notwithstanding any other provision of this "Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this "Limitation on Indebtedness" covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

            (c) For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, (1) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted pursuant to the equal and ratable provisions referred to in the "Limitation on Liens" covenant described below shall not be treated as Indebtedness. For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses (but may allocate portions of such Indebtedness between or among such clauses).


Limitation on Restricted Payments

           The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders) held by Persons other than the Company or any of its Restricted Subsidiaries, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company or an Unrestricted Subsidiary (including options, warrants

824915.10
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



or other rights to acquire such shares of Capital Stock) held by any Person or
(B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company,
(iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Notes or (iv) make any Investment, other than a Permitted Investment and Investments outstanding on the Closing Date, in any Person (such payments or any other actions described in clauses (i) through (iv) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment:

            (A) a Default or Event of Default shall have occurred and be continuing,

            (B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant or

            (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of

            (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee plus

            (2) the aggregate Net Cash Proceeds received by the Company after the Closing Date from the issuance and sale permitted by the Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by the Indenture of Indebtedness of the Company for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes) plus

            (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments and Investments outstanding on the Closing Date) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

           The foregoing provision shall not be violated by reason of:

            (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;


824915.10
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



            (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of part (a) of the "Limitation on Indebtedness" covenant;

            (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company or an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

            (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

            (v) payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;

            (vi) Investments acquired in exchange for, or out of the proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of the Company;

            (vii) the declaration or payment of dividends on the Capital Stock (other than Disqualified Stock) of the Company in an aggregate annual amount not to exceed 6% of the Net Cash Proceeds received by the Company after the Closing Date from the sale of such Capital Stock;

            (viii) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company held by officers, directors or employees or former officers, directors or employees (or other transferees, estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or service pursuant to any agreement under which such shares of Capital Stock or related rights were issued; provided that the aggregate consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock after the Closing Date does not exceed (x) $1.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years) or (y) $3.5 million in the aggregate after the Closing Date;

            (ix) payments of cash in lieu of the issuance of fractional shares upon the exercise of warrants or upon the conversion or exchange of, or issuance of Capital Stock in lieu of cash dividends on, any Capital Stock of the Company, which in the aggregate do not exceed $2.0 million;

            (x) any Investment in any Person the primary business of which is related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries on the date of such Investment; provided that the aggregate amount of Investments made pursuant to this clause (x) does not exceed the sum of $10.0 million, plus the net reduction in Investments made pursuant to this clause (x) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale or other disposition of any such Investment (except in each case to the extent of any gain on such sale or other disposition that would be included in the calculation of Adjusted Consolidated Net Income for purposes of clause (C)(1) above) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "Investments"); provided that the net reduction in any Investment shall not exceed the amount of such Investment;

824915.10
                                       35

            (xi) loans or advances to Foreign Subsidiaries to pay invoices from suppliers in an aggregate amount not to exceed $5.0 million outstanding at any one time; or

            (xii) other Restricted Payments in an aggregate amount not to exceed $5.0 million plus the net reduction in Investments made pursuant to this clause (xii) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale or other disposition of any such Investment (except in each case to the extent of any gain on such sale or disposition that would be included in the calculation of Adjusted Consolidated Net Income for purposes of clause
      (C)(1) above) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "Investments"), provided that the net reduction in any Investment shall not exceed the amount of such Investment;

provided that, except in the case of clauses (i) and (iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

           Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof and an Investment acquired in exchange for Capital Stock referred to in clause (vi) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii) and (iv), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness. For purposes of determining compliance with this "Limitation on Restricted Payments" covenant, in the event that a transaction meets the criteria of more than one of the types of Restricted Payments described in the clauses of the immediately preceding paragraph or any clause of the definition of "Restricted Payment," the Company, in its sole discretion, shall classify such transaction and only be required to include the amount and type of such transaction on one of such clauses (but may allocate such amount between or among such clauses).

   Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

           The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

      The foregoing provisions shall not restrict any encumbrances or restrictions:

            (i) existing on the Closing Date in the Indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

            (ii)     existing under or by reason of applicable law;


824915.10
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



            (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

            (iv) in the case of clause (iv) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture or
      (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

            (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or

            (vi) with respect to a Subsidiary Guarantor, contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined in good faith by the Company) and (B) the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes.

           Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries

           The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

            (i)   to the Company or a Wholly Owned Restricted Subsidiary;

            (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law;

            (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance or sale; or

            (iv) issuances or sales of Common Stock of a Restricted Subsidiary; provided that the Company or such Restricted Subsidiary applies the Net Cash Proceeds, if any, of such sale in accordance with clause (A) or (B) of the "Limitation on Asset Sales" covenant described below.


824915.10
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



Limitation on Issuances of Guarantees by Restricted Subsidiaries

           The Company will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor, directly or indirectly, to Guarantee any Indebtedness of the Company or any Subsidiary Guarantor which is pari passu with or subordinate in right of payment to the Notes or Note Guarantees ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness is (A) pari passu with the Notes or Note Guarantees, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Notes or Note Guarantees, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes or Note Guarantees.

           Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

Limitation on Transactions with Shareholders and Affiliates

           The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 10% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

      The foregoing limitation does not limit, and shall not apply to:

            (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of an Independent Financial Advisor stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view;

            (ii) any transaction solely between the Company and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries;

            (iii) reasonable director, officer and employee compensation and other benefits, and indemnification arrangements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with past practices of the Company or such Restricted Subsidiary;


824915.10
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



            (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

            (v) any issuance or sale of shares of Capital Stock (other than Disqualified Stock) of the Company or options, warrants or other rights to acquire such shares of Capital Stock;

            (vi) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant;

            (vii) any transaction between the Company or any Restricted Subsidiary and any qualified employee stock ownership program established for the benefit of the Company's employees and approved by the Board of Directors, or the establishment or maintenance of any such plan;

            (viii) transactions pursuant to and in accordance with (1) the agreement, dated as of January 1, 1998, between the Company and Tangible Media, Inc.; provided that such transactions are on an arm's length basis and in the ordinary course of business, (2) the Employment Agreement, dated as of September 30, 1998, between the Company and Avi Arad, (3) the Master Licensing Agreement, dated April 30, 1993, as amended, between the Company and Avi Arad & Associates, (4) the Cost Sharing Agreement, dated as of January 1, 1998, between the Company and Tangible Media, Inc., as in effect on the Closing Date, (5) the Stockholders Agreement, (6) the Registration Rights Agreements, (7) the Panini Indemnity and (8) the Excess Administration Expense Claims Note;

            (ix) the establishment of, and borrowings and repayments under, working capital facilities provided by one or more stockholders of the Company pursuant to commitments in effect on the Closing Date and any amendment, termination or refinancing of such working capital facilities approved by a majority of the disinterested members of the Board of Directors;

            (x) any transaction contemplated by the Plan between the Company and the Avoidance Litigation Trust; and

            (xi) the payment of fees to Morgan Stanley & Co. Incorporated or its Affiliates for financial, advisory, consulting or investment banking services that the Board of Directors deems advisable or appropriate (including, without limitation, the payment of any underwriting discounts or commissions or placement agency fees in connection with the issuance and sale of securities).

           Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this "Limitation on Transactions with Shareholders and Affiliates" covenant and not covered by clauses (ii) through (xi) of this paragraph, (a) the aggregate amount of which exceeds $1.0 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above and (b) the aggregate amount of which exceeds $5.0 million in value, must be determined to be fair in the manner provided for in clause (i)(B) above.

Limitation on Liens

           The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Notes and all other amounts due under the Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes, prior to) the obligation or liability secured by such Lien.

           The foregoing limitation does not apply to:

824915.10
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            (i)      Liens existing on the Closing Date;

            (ii) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders;

            (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary;

            (iv) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (iii) of the second paragraph of the "Limitation on Indebtedness" covenant; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

            (v) Liens securing Indebtedness Incurred under clause (i) of the second paragraph of the "Limitation on Indebtedness" covenant;

            (vi) Liens on and pledges of the Capital Stock of an Unrestricted Subsidiary securing indebtedness of such Unrestricted Subsidiary;

            (vii) Liens securing letters of credit entered into in the ordinary course of business and consistent with past business practice; or

            (viii)   Permitted Liens.

Limitation on Sale-Leaseback Transactions

           The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale-Leaseback Transaction.

           The foregoing restriction does not apply to any Sale-Leaseback Transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the lease secures or relates to industrial revenue or pollution control bonds; (iii) the transaction is solely between the Company and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; or (iv) the Company or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the first paragraph of the "Limitation on Asset Sales" covenant described below.

Limitation on Asset Sales

           The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments or the assumption of Indebtedness of the Company or any Restricted Subsidiary (other than Indebtedness to the Company or any Restricted Subsidiary), provided that the Company or such Restricted Subsidiary is irrevocably and unconditionally released from all liability under such Indebtedness.

           In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its

824915.10
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



Subsidiaries has been filed with the Commission or provided to the Trustee), then the Company shall or shall cause the relevant Restricted Subsidiary to:

            (i) within twelve months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets

            (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries or

            (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment and

            (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this "Limitation on Asset Sales" covenant.

           The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

           If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $5.0 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders (and if required by the terms of any Indebtedness that is pari passu with the Notes ("Pari Passu Indebtedness"), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of Notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount thereof, plus, in each case, accrued interest (if any) to the Payment Date.

           For purposes of the first paragraph of this "Limitation on Asset Sales" covenant, securities received by the Company or any Restricted Subsidiary in any Asset Sale that are promptly (but in any event within 60 days after such Asset Sale) converted by the Company or such Restricted Subsidiary into cash, shall be deemed to be cash.

Repurchase of Notes upon a Change of Control

           The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the Payment Date. The Company will not be required to make an Offer to Purchase pursuant to this covenant if a third party makes an Offer to Purchase in compliance with this covenant and repurchases all Notes validly tendered and not withdrawn under such Offer to Purchase.

           There can be no assurance that the Company will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the foregoing covenant (as well as may be contained in other securities of the Company which might be outstanding at the time). The above covenant requiring the Company to repurchase the Notes will, unless consents are obtained,

824915.10
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



require the Company to repay all indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

Commission Reports and Reports to Holders

           Whether or not the Company is then required to file reports with the Commission, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Section 13(a) or 15(d) under the Securities Exchange Act of 1934 if it were subject thereto. The Company shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information.

Events of Default

           The following events will be defined as "Events of Default" in the
Indenture:

            (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

            (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

            (c) default in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the failure to make or consummate an Offer to Purchase in accordance with the "Limitation on Asset Sales" or "Repurchase of Notes upon a Change of Control" covenant;

            (d) the Company or any Subsidiary Guarantor defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

            (e) there occurs with respect to any issue or issues of Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary having an outstanding principal amount of $5.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

            (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $5.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company, any Subsidiary Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $5.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

            (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,
      (B) appointment of a

824915.10
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



      receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Subsidiary Guarantor or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company, any Subsidiary Guarantor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

            (h) the Company, any Subsidiary Guarantor or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Subsidiary Guarantor or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

            (i) except as permitted by the Indenture, any Subsidiary Guarantor repudiates its obligations under any Note Guarantee.

           If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to the Company or a Subsidiary Guarantor) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the written request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) above occurs with respect to the Company or a Subsidiary Guarantor, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "--Modification and Waiver."

           The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless: (i) the Holder gives the Trustee written notice of a continuing Event of Default;
(ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if

824915.10
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



any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

           The Indenture will require certain officers of the Company to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under the Indenture and that the Company has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company will also be obligated to notify the Trustee in writing of any default or defaults in the performance of any covenants or agreements under the Indenture.

Consolidation, Merger and Sale of Assets

           Neither the Company nor any Subsidiary Guarantor will consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company or such Subsidiary Guarantor, as the case may be, unless:

            (i) the Company or such Subsidiary Guarantor, as the case may be, shall be the continuing Person, or the Person (if other than the Company or such Subsidiary Guarantor) formed by such consolidation or into which the Company or such Subsidiary Guarantor is merged or that acquired or leased such property and assets of the Company or such Subsidiary Guarantor shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of (A) the Company on all of the Notes and under the Indenture or (B) such Subsidiary Guarantor under the Indenture, as the case may be;

            (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

            (iii) immediately after giving effect to any such transaction involving the Company, on a pro forma basis, the Company or any Person becoming the successor obligor of the Notes shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

            (iv) in the case of a transaction involving the Company, immediately after giving effect to such transaction on a pro forma basis the Company, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant; provided that this clause
      (iv) shall not apply to a consolidation, merger or sale of all (but not less than all) of the assets of the Company if all Liens and Indebtedness of the Company or any Person becoming the successor obligor on the Notes, as the case may be, and its Restricted Subsidiaries outstanding immediately after such transaction would have been permitted (and all such Liens and Indebtedness, other than Liens and Indebtedness of the Company and its Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been Incurred) for all purposes of the Indenture;

            (v) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; and


824915.10
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



            (vi) in the case of a transaction involving the Company, each Subsidiary Guarantor and each Restricted Subsidiary which has provided a Subsidiary Guarantee, unless such Subsidiary Guarantor or Restricted Subsidiary is the Person with which the Company has entered into a transaction under this "Consolidation, Merger and Sale of Assets" section, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of the Company or the surviving entity in accordance with the Notes and the Indenture.

provided, however, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company or any Subsidiary Guarantor and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations and provided, further, that clauses (i), (ii) and (v) above shall not apply to any transaction solely between or among the Company and/or one or more Subsidiary Guarantors where the Company or a Subsidiary Guarantor is the continuing Person.

Defeasance

      Defeasance and Discharge. The Indenture will provide that the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the deposit referred to below, and the provisions of the Indenture will no longer be in effect with respect to the Notes (except for, among other matters, certain obligations to register the transfer or exchange of the Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things:

            (A) the Company has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes,

            (B) the Company has delivered to the Trustee (i) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law,

            (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound and

            (D) if at such time the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

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




           Defeasance of Certain Covenants and Certain Events of Default. The Indenture further will provide that the provisions of the Indenture will no longer be in effect with respect to clauses (iii) and (iv) under "Consolidation, Merger and Sale of Assets" and all the covenants described herein under "Covenants," clause (c) under "Events of Default" with respect to such clauses
(iii) and (iv) under "Consolidation, Merger and Sale of Assets," clause (d) under "Events of Default" with respect to such other covenants and clauses (e) and (f) under "Events of Default" shall be deemed not to be Events of Default upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes, the satisfaction of the provisions described in clauses (B)(ii), (C) and (D) of the preceding paragraph and the delivery by the Company to the Trustee of an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

           Defeasance and Certain Other Events of Default. In the event the Company exercises its option to omit compliance with certain covenants and provisions of the Indenture with respect to the Notes as described in the immediately preceding paragraph and the Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable for such payments and the Subsidiary Guarantor's Note Guarantee with respect to such payments will remain in effect.

Modification and Waiver

           The Indenture may be amended, without the consent of any Holder, to:
(i) cure any ambiguity, defect or inconsistency in the Indenture; provided that such amendments do not adversely affect the interests of the Holders in any material respect; (ii) comply with the provisions described under "Consolidation, Merger and Sale of Assets"; (iii) comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; (iv) evidence and provide for the acceptance of appointment by a successor Trustee; or (v) make any change that, in the good faith opinion of the Board of Directors (as set forth in a resolution of the Board of Directors), does not materially and adversely affect the rights of any Holder. Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, (ii) reduce the principal amount of, or premium, if any, or interest on, any Note, (iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note, (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption
Date) of any Note, (v) waive a default in the payment of principal of, premium, if any, or interest on the Notes, (vi) release any Subsidiary Guarantor from its Note Guarantee, except as provided in the Indenture or (vii) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.


No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

           The Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or

824915.10
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



upon any obligation, covenant or agreement of the Company in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability.


Concerning the Trustee

           The Indenture provides that, except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties, and in accordance with such standards, as are specifically set forth in such Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the Indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

           The Indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.


Book-Entry; Delivery and Form

           The certificates representing the Notes will be issued in fully registered form without interest coupons. Notes sold in offshore transactions in reliance on Regulation S under the Securities Act will initially be represented by one or more permanent global Notes in definitive, fully registered form without interest coupons (each a "Regulation S Global Note") and will be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC for the accounts of Euroclear and Cedel Bank.

           Notes sold in reliance on Rule 144A will be represented by one or more permanent global Notes in definitive, fully registered form without interest coupons (each a "Restricted Global Note"; and together with the Regulation S Global Notes, the "Global Notes") and will be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC.

           Each Global Note (and any Notes issued in exchange therefor) will be subject to certain restrictions on transfer.

           Notes transferred to Institutional Accredited Investors who are not qualified institutional buyers ("Non-Global Purchasers") will be in registered form without interest coupons ("Certificated Notes"). Upon the transfer of Certificated Notes initially issued to a Non-Global Purchaser to a qualified institutional buyer or in accordance with Regulation S, such Certificated Notes will, unless the relevant Global Note has previously been exchanged in whole for Certificated Notes, be exchanged for an interest in a Global Note.

           Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Qualified institutional buyers may hold their interests in a Restricted Global Note directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.


824915.10
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



           Investors may hold their interests in a Regulation S Global Note directly through Cedel Bank or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such system. On or after the 40th day following the Closing Date, investors may also hold such interests through organizations other than Cedel Bank or Euroclear that are participants in the DTC system. Cedel Bank and Euroclear will hold interests in the Regulation S Global Notes on behalf of their participants through DTC.

           So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture and, if applicable, those of Euroclear and Cedel Bank.

           Payments of the principal of, and interest on, a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither the Company, the Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

           The Company expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

           Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Cedel Bank will be effected in the ordinary way in accordance with their respective rules and operating procedures.

           The Company expects that DTC will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Note is credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC will exchange the applicable Global Note for Certificated Notes, which it will distribute to its participants.

           The Company understands that: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies and certain other organizations that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

           Although DTC, Euroclear and Cedel Bank are expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of DTC, Euroclear and Cedel Bank, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility or, with respect to

824915.10
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



the Trustee, liability for the performance by DTC, Euroclear or Cedel Bank or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

           If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by the Company within 90 days, the Company will issue Certificated Notes in exchange for the Global Notes. Holders of an interest in a Global Note may receive Certificated Notes in accordance with the DTC's rules and procedures in addition to those provided for under the Indenture.


                              PLAN OF DISTRIBUTION

         This Prospectus is to be used by Morgan Stanley Dean Witter in connection with offers and sales of the Notes in market-making transactions at negotiated prices relating to prevailing market prices at the time of sale. Morgan Stanley Dean Witter may act as principal or agent in such transactions. Morgan Stanley Dean Witter has no obligation to make a market in the Notes, and may discontinue its market-making activities at any time without notice, at its sole discretion.

         There is currently no established public market for the Notes. The Company does not currently intend to apply for listing of the Notes on any securities exchange. Therefore, any trading that does develop will occur on the over-the-counter market. The Company has been advised by Morgan Stanley Dean Witter that it intends to make a market in the Notes but it has no obligation to do so and any market-making may be discontinued at any time. No assurance can be given that an active public market for the Notes will develop.

         Morgan Stanley acted as placement agent in connection with the original private placement of the Notes. As of July 12, 1999, Morgan Stanley beneficially owned approximately 8.7% of the outstanding common stock of the Company, on a converted basis, and was a party to a Stockholders' Agreement with the Company and certain other principal stockholders dated as of October 1998. In addition, Michael J. Petrick, an officer of Morgan Stanley, is a member of the board of directors of the Company.

         Although there are no agreements to do so, Morgan Stanley Dean Witter, as well as others, may act as broker or dealer in connection with the sale of Notes contemplated by this Prospectus and may receive fees or commissions in connection therewith.

         The Company has agreed to indemnify Morgan Stanley Dean Witter against certain liabilities under the Securities Act or to contribute to payments that Morgan Stanley Dean Witter may be required to make in respect of such liabilities.


             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         The following is a summary of the material United States federal income tax consequences of the acquisition, ownership and disposition of the Notes offered hereby. The federal income tax considerations set forth below are based upon currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations ("Treasury Regulations"), judicial authority, and current administrative rulings and pronouncements of the Internal Revenue Service (the "IRS"). There can be no assurance that the IRS will not take a contrary view, and no ruling from the IRS has been, or will be, sought on the issues discussed herein. Legislative, judicial, or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences discussed below.

         As used in this summary, the term "U.S. Holder" means the beneficial owner of a Note that is for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation,

824915.10
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



partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income tax regardless of its source, or (iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

         As used in this summary, the term "Non-United States Holder" means an owner of a Note that is, for United States federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a foreign estate or foreign trust or (iv) a foreign partnership one or more of the members of which is for United States federal income tax purposes, a nonresident alien individual or a foreign corporation, estate or trust.

         The summary does not address all potential federal tax considerations that may be relevant to particular Holders and does not address foreign, state, local or other tax consequences. This summary does not address the federal income tax consequences to taxpayers who are subject to special treatment under federal income tax laws (such as insurance companies, financial institutions, small business investment companies, dealers in securities or currencies, broker-dealers, U.S. Holders whose functional currency is not the U.S. dollar and tax-exempt organizations) or Holders that hold Notes as part of a position in a straddle, or as part of a hedging, conversion, or other integrated investment transaction for federal income tax purposes. This summary is limited to Holders that hold the Notes as capital assets within the meaning of section 1221 of the Code.

         Each prospective purchaser of the Notes is urged to consult his or her own tax advisor with respect to his or her particular tax situation affecting the purchase, holding and disposition of the Notes.

Tax Consequences to U.S. Holders

    Interest

         Generally, interest paid on the Notes will be taxable to a U.S. Holder as ordinary income at the time it accrues or is received in accordance with such U.S. Holder's method of accounting for U.S. federal income tax purposes.

    Market Discount

         A Note is acquired at a market discount if the purchase price of the
Note is less than its principal amount, subject to a statutory de minimis exception. Unless a U.S. Holder has elected to include the market discount in income as it accrues, gain, if any, realized on any subsequent disposition (other than in connection with certain nonrecognition transactions) or full or partial principal payment of such Note will be treated as ordinary income to the extent of the market discount that has not previously been included in income and is treated as having accrued during the period such U.S. Holder held such Note.

         Any market discount will be considered to accrue ratably from the date of acquisition to the maturity date unless the U.S. Holder elects to accrue on a constant interest rate method. A U.S. Holder may make such election with respect to any Note but, once made, such election is irrevocable.

         A U.S. Holder may elect to include market discount in income as it accrues through the use of either the straight-line method or the constant interest method. Once made, this election will apply to all market discount obligations acquired by the electing U.S. Holder during the taxable year for which the election is made, and all subsequent taxable years and cannot be revoked without the consent of the IRS. If an election is made to include market discount in income currently, the basis of the Note in the hands of the U.S. Holder will be increased by the amount of the market discount that is included in income.


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



         Unless a U.S. Holder who acquires a Note at a market discount elects to include market discount in income currently, such U.S. Holder may be required to defer deductions for a portion of the interest paid on indebtedness allocable to such Note in an amount not exceeding the deferred market discount, until such income is realized.

    Bond Premium

         If a U.S. Holder purchases a Note and immediately after the purchase the adjusted basis of the Note exceeds the sum of all amounts payable on the instrument after the purchase date (other than payments of stated interest), the Note will be treated as having been acquired with "bond premium." However, if the Note is purchased at a time when the Note may be optionally redeemed by the Company for an amount that is in excess of its principal amount, special rules would apply that could result in a deferral of the amortization of bond premium until later in the term of the Note. A U.S. Holder may elect to amortize such bond premium on a constant yield method over the remaining term of such Note (or, if it results in a smaller amount of amortizable bond premium, until an earlier call date).

         If bond premium is amortized, the amount of interest that must be included in the U.S. Holder's income for each accrual period, will be reduced by the portion of premium allocable to such period. If the amortizable bond premium allocable to an accrual period exceeds the amount of stated interest allocable to such accrual period, such excess would be allowed as a deduction for such accrual period, but only to the extent of the U.S. Holder's prior interest inclusions on the Note; any excess is generally carried forward and allocable to the next accrual period. A U.S. Holder who elects to amortize bond premium must reduce his tax basis in the Note by the amount of bond premium amortized. If an election to amortize bond premium is not made, a U.S. Holder must include the full amount of each interest payment in income in accordance with his or her regular method of accounting and may receive a tax benefit (in the form of capital loss or reduced capital gain) from the premium only in computing such U.S. Holder's gain or loss upon the sale or disposition or payment of the principal amount of the Note.

         An election to amortize premium will apply to amortizable bond premium on all notes and other bonds, held or subsequently acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and may be revoked only with the consent of the IRS.

    Disposition of the Notes

         Upon the sale, exchange or retirement of a Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (except to the extent attributable to accrued interest that has not been included in income) and such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note will generally equal the U.S. Holder's purchase price for such Note, increased by any market discount previously included in income by the U.S. Holder and decreased by any principal payments received by the U.S. Holders, and by any amortizable bond premium. Gain or loss realized on the sale, exchange or retirement of a Note generally will be capital gain or loss. For individuals, capital gains are generally taxed at a 20% maximum tax rate for Notes held for more than one year. The deduction of capital losses is subject to certain limitations.

         The Company does not intend to treat the possibility of an optional redemption or repurchase of the Notes as giving rise to any accrual of original issue discount or recognition of ordinary income upon redemption, sale or exchange of a Note.

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




    Backup Withholding

         A U.S. Holder (other than certain exempt recipients including corporations) will be subject to backup withholding at the rate of 31 percent with respect to interest paid on or the proceeds of a sale, exchange or redemption of, the Notes if (i) the payee fails to furnish a Taxpayer Identification Number ("TIN"), (ii) the TIN furnished by the payee is incorrect,
(iii) the payee is notified by the IRS that he or she has failed to report payments of interest or dividends or (iv) under certain circumstances, the payee has failed to certify under penalty of perjury that the payee is not subject to withholding. Amounts paid as backup withholding do not constitute an additional tax and will be credited against the U.S. Holder's federal income tax liability, so long as the required information is provided to the IRS. The payor generally will report to the U.S. Holders of the Notes and to the IRS the amount of tax withheld, if any.

Tax Consequences to Non-United States Holders

         Interest paid by the Company to a Non-United States Holder will not be subject to United States federal income or 30% withholding tax if such interest is not effectively connected with the conduct of a trade or business within the United States (or a permanent establishment therein, if a tax treaty applies) by such Non-United States Holder and such Non-United States Holder (i) does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company; (ii) is not a controlled foreign corporation with respect to which the Company is a "related person"; (iii) is not a bank whose receipt of interest on a Note is described in Section 881(c)(3)(A) of the Code; and (iv) certifies, under penalties of perjury, that such Holder is not a United States person which certification may be made on IRS Form W-8BEN or substitute form and provides the Company with such Holder's name and address or a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its trade or business certifies, under penalties of perjury, that such certification and information has been received by it or a qualifying intermediary from the Non-United States Holder and furnishes the Company with a copy thereof. With respect to Notes held by a foreign partnership, under current law, the certification may be provided by the foreign partnership. However, for interest and proceeds paid with respect to a Note after December 31, 1999, unless the foreign partnership has entered into a withholding agreement with the IRS, a foreign partnership will be required, in addition to providing IRS Form W-8IMY, to attach an appropriate certification by each partner on IRS Form W-8BEN.

         If a Non-United States Holder of a Note is engaged in a trade or business in the United States, and if interest (including market discount) on the Note (or gain realized on its sale, exchange or other disposition) is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from withholding tax, will generally be subject to United States income tax on such effectively connected income in the same manner as if it were a U.S. Holder. Such Holder will be required to provide to the withholding agent a properly executed IRS Form 4224 (or, after December 31, 2000, a Form W-8ECI) to claim an exemption from withholding tax. In addition, if such Non-United States Holder is a foreign corporation, it may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

    Gain on Disposition

         A Non-United States Holder will generally not be subject to United States federal income tax on gain recognized on a sale, redemption or other disposition of a Note unless (i) the gain is effectively connected with the conduct of a trade or business within the United States (or a permanent establishment therein, if a tax treaty applies) by the Non-United States Holder,
(ii) in the case of a Non-United States Holder who is a nonresident alien individual, such Holder is present in the United States for 183 or more days in the taxable year and certain other conditions are met or (iii) the Holder is subject to tax pursuant to the provisions of the Code applicable to certain United States expatriates.

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



    Information Reporting and Backup Withholding

         The Company will, where required, report to the Non-United States Holders of Notes and the IRS the amount of any interest paid on the Notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments.

         31% backup withholding tax and certain information reporting will not apply to payments of interest to Non-United States Holders with respect to which either the requisite certification, as described above, has been received or an exemption has otherwise been established; provided that neither the Company nor its payment agent has actual knowledge that the Non-United States Holder is a United States person or that the conditions of any other exemption are not in fact satisfied. Information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to a Non-United States Holder on the disposition of the Notes by or through a United States office of a United States or foreign broker, unless such Holder certifies to the broker under penalties of perjury as to its name, address and status as a foreign person or otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a United States broker or foreign brokers with certain types of relationships to the United States unless such broker has documentary evidence in its file that the Non-United States Holder is not a United States person, and such broker has no actual knowledge to the contrary, or the Non-United States Holder establishes an exemption. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a foreign broker not subject to the preceding sentence.

         Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-United States Holder's United States federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.


                                  LEGAL MATTERS

         Certain legal matters in connection with the Notes offered hereby will be passed upon for the Company by Battle Fowler LLP, New York, New York. Mr. Lawrence Mittman, who is a partner of Battle Fowler LLP, is a director of the Company.


                                     EXPERTS

         The consolidated financial statements of Marvel Enterprises, Inc. (formerly Toy Biz, Inc.) and its subsidiaries as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998 incorporated herein by reference to Marvel Enterprises, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Ernst & Young LLP, independent auditors, as stated in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of Marvel Entertainment Group, Inc. and its subsidiaries as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 incorporated herein by reference to Marvel Entertainment Group, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1997 have been audited by Ernst & Young LLP, independent auditors, as stated in their report included therein (which contains an explanatory paragraph describing conditions that raise substantial doubt about Marvel Entertainment Group, Inc.'s ability to continue as a going concern, as described in Note 1 to the consolidated financial statements) and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

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



PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14 of Form S-3.  Other Expenses of Issuance and Distribution

                Set forth below is an estimate of the approximate amount of the fees and expenses (other than underwriting discounts and commissions) incurred in connection with the issuance and distribution of the notes to be registered under this Registration Statement. Neither Morgan Stanley & Co. Incorporated nor Dean Witter Reynolds, Inc. will bear any portion of the fees and expenses estimated below.

Registration fee................................................$  69,500
Printing........................................................... 5,000
Legal fees and expenses............................................70,000
Accounting fees and expenses.......................................30,000
Trustee fees and expenses.......................................... 2,500
Miscellaneous expenses.......................................       3,000

              Total..........................................$     180,000
                                                                  ========


Item 15 of Form S-3; Item 20 of Form S-4. Indemnification of Directors and Officers

           In accordance with Section 102(b)(7) of the Delaware General Corporation Law, the Registrants' certificates of incorporation and/or by-laws
(i) eliminate, with certain exceptions, the Registrants' directors' personal liability to the Registrants or their stockholders for monetary damages for breach of fiduciary duty as a director and (ii) provide, to the extent permitted by the Delaware General Corporation Law, for the Registrants' indemnification of present or former directors, officers or incorporators against various costs they may incur in connection with certain lawsuits and similar proceedings in which they become involved by reason of their relationship to the Registrants. Only those who have acted in good faith are entitled to the Registrants' indemnification. In certain cases, the Registrants' indemnification payments may be made, conditionally, before the lawsuit or similar proceeding is complete.



824915.10
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



Item 16 of Form S-3; Item 21 of Form S-4. Exhibits and Financial Statement Schedules

     (a)       Exhibits.


  Exhibit No.
-------------

      4.1       Form of Note.

      4.2 Indenture, dated as of February 25, 1999, defining the rights of holders of 12% senior notes due 2009. (Incorporated by reference to Exhibit 4.3 to the Annual Report on Form 10-K of Marvel Enterprises, Inc. for the year ended December 31, 1998.)*

      4.3 Registration Rights Agreement, dated February 25, 1999, by and among Marvel Enterprises, Inc., certain subsidiaries of Marvel Enterprises, Inc., Morgan Stanley & Co. Incorporated and Warburg Dillon Read LLC. (Incorporated by reference to Exhibit
                10.5 to the Annual Report on Form 10-K of Marvel Enterprises, Inc. for the year ended December 31, 1998.)*

       5        Opinion of Battle Fowler LLP as to the legality of the Exchange
                Notes.

       12       Computation of ratio of earnings to fixed charges.*

      23.1      Consent of Independent Accountants.

      23.2      Consent of Independent Accountants.

      24        Power of attorney.*

      25        Form T-1 Statement of eligibility of trustee.*

      99.1      Form of Letter of Transmittal.*

      99.2      Form of Notice of Guaranteed Delivery.*

      99.3      Form of Letter to DTC Participants.*

      99.4      Form of Letter to Clients.*

      99.5      Form of Instructions from Clients.*

*Previously filed.


Item 17 of Form S-3; Item 22 of Form S-4.  Undertakings

                    The undersigned Registrants hereby undertake:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                          (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of

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                                      II-2
the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                          (iii) To include any material information with respect
to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer, or controlling person of the Registrants in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

                    The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

                    The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                    The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


824915.10
                                      II-3

                                   SIGNATURES

         Pursuant to the requirement of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 20, 1999.


                                             MARVEL ENTERPRISES, INC.
                                             a Delaware corporation (Registrant)


                                             By:  /s/ F. Peter Cuneo
                                                  -------------------------
                                                  F. Peter Cuneo
                                                  President and Chief
                                                  Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                 Title                                          Date
-------------                             -------------                                  -----------

        /s/ F. Peter Cuneo                President and Chief Executive Officer          July 20, 1999
----------------------------------        (principal executive officer)
           F. Peter Cuneo

                     *                    Senior Vice President and Chief Financial      July __, 1999
----------------------------------        Officer (principal financial and accounting
           Robert S. Hull                 officer)

                     *                    Chairman of the Board of Directors             July __, 1999
----------------------------------
           Morton E. Handel

                     *                    Director                                       July __, 1999
----------------------------------
           Avi Arad

                     *                    Director                                       July __, 1999
----------------------------------
          Mark Dickstein

                     *                    Director                                       July __, 1999
----------------------------------
          Shelley F. Greenhaus

                     *                    Director                                       July __, 1999
----------------------------------
          James F. Halpin



824915.10
                                      II-4

Signature                                 Title                    Date
------------                              ----------               ------------
                     *                    Director                 July __, 1999
----------------------------------
          Michael M. Lynton

                     *                    Director                 July __, 1999
----------------------------------
         Lawrence Mittman

                     *                    Director                 July __, 1999
----------------------------------
          Isaac Perlmutter

                     *                    Director                 July __, 1999
----------------------------------
          Rod Perth

                     *                    Director                 July __, 1999
----------------------------------
          Michael J. Petrick

*By:  /s/ William H. Hardie, III                                   July 20, 1999
----------------------------------
          William H. Hardie, III
              Attorney-in-fact




824915.10
                                      II-5

           Pursuant to the requirement of the Securities Act of 1933, the Registrants have duly caused this Amendment No. 1 to Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 20, 1999.

                           MEI HOLDING COMPANY F CORP.
                           MEI HOLDING COMPANY S CORP.
                           MRV, INC.
                           MARVEL CHARACTERS, INC.
                           MARVEL ENTERTAINMENT GROUP, INC.,
                             Delaware corporations (Registrants)


                           By: /s/ F. Peter Cuneo
                               ------------------------------------------
                               F. Peter Cuneo
                               President


           Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                                  Signature and Title                                    Date

                                  /s/ F. Peter Cuneo
                                  ------------------------------------                 July 20, 1999
                                  F. Peter Cuneo
                                  President (principal executive officer)


                                  /s/ Robert S. Hull                                   July 20, 1999
                                  -------------------------------------
                                  Robert S. Hull
                                  Vice President, Treasurer and Director (principal
                                  financial and accounting officer)

                                   /s/ William H. Hardie, III                          July 20, 1999
                                  -------------------------------------
                                   William H. Hardie, III
                                   Director


           Pursuant to the requirement of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 20, 1999.

                                        MARVEL RESTAURANT VENTURE CORP.,
                                        a Delaware corporation (Registrant)


                                        By: /s/ William H. Hardie, III
                                            ---------------------------
                                            William H. Hardie, III
                                            President

           Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                                   Signature and Title                                    Date
                                   /s/ William H. Hardie, III                          July 20, 1999
                                  -------------------------------------

                                   William H. Hardie, III
                                   President (principal executive officer and principal financial and accounting officer)


                                  /s/ F. Peter Cuneo
                                  ------------------------------------                 July 20, 1999
                                  F. Peter Cuneo
                                  Director


                                  /s/ Robert S. Hull                                   July 20, 1999
                                  -------------------------------------
                                  Robert S. Hull
                                  Director